Execution Copy

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

dated as of June 1, 2007

among

ACE SECURITIES CORP., Purchaser

and

PHH MORTGAGE CORPORATION, a Seller and Servicer and

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST, a Seller

TABLE OF CONTENTS

Page

ARTICLE I: DEFINITIONS

2

Section 1.01

Defined Terms

2

ARTICLE II: SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION

OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF

MORTGAGE LOAN DOCUMENTS

16

Section 2.01

Sale and Conveyance of Mortgage Loans

16

Section 2.02

Possession of Mortgage Files

17

Section 2.03

Books and Records

17

Section 2.04

Defective Documents; Delivery of Mortgage Loan Documents

17

Section 2.05

Transfer of Mortgage Loans

19

ARTICLE III: REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE

SELLER; REPURCHASE AND SUBSTITUTION; REVIEW OF

MORTGAGE LOANS

20

Section 3.01

Representations and Warranties of each Seller

20

Section 3.02

Representations and Warranties of the Servicer

22

Section 3.03

Representations and Warranties as to Individual Mortgage Loans.

23

Section 3.04

Repurchase and Substitution

34

ARTICLE IV: CONDITIONS PRECEDENT TO CLOSING

36

Section 4.01

Conditions Precedent to Closing

36

ARTICLE V: ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

37

Section 5.01

PHH Mortgage to Act as Servicer; Servicing Standards;

Additional Documents; Consent of the Purchaser

37

Section 5.02

Collection of Mortgage Loan Payments

39

Section 5.03

Notice of Foreclosure Sale

39

Section 5.04

Establishment of Collection Account; Deposits in Collection

Account

39

Section 5.05

Permitted Withdrawals from the Collection Account

40

Section 5.06

Establishment of Escrow Accounts; Deposits in Escrow

41

Section 5.07

Permitted Withdrawals From Escrow Accounts

42

Section 5.08

Payment of Taxes, Insurance and Other Charges; Maintenance

of Primary Insurance Policies; Collections Thereunder

42

Section 5.09

Transfer of Accounts

43

Section 5.10

Maintenance of Hazard Insurance

43

Section 5.11

Reserved

45

Section 5.12

Fidelity Bond; Errors and Omissions Insurance

45

Section 5.13

Realization Upon Specially Serviced Mortgage Loans and REO

Properties

45

Section 5.14

Management of REO Properties

47

Section 5.15

Sale of REO Properties

49

Section 5.16

Investment of Funds in the Collection Account

49

Section 5.17

MERS

50

Section 5.18

Compliance with REMIC Provisions.

50

Section 5.19

[Reserved]

50

ARTICLE VI: REPORTS; REMITTANCES; ADVANCES

51

Section 6.01

Remittances

51

Section 6.02

Reporting

52

Section 6.03

Monthly Advances by the Servicer

52

Section 6.04

Non-recoverable Advances

53

Section 6.05

[Reserved]

53

ARTICLE VII: GENERAL SERVICING PROCEDURE

53

Section 7.01

Enforcement of Due-on-Sale Clauses, Assumption Agreements

53

Section 7.02

Satisfaction of Mortgages and Release of Mortgage Files

54

Section 7.03

Servicing Compensation

55

Section 7.04

[Reserved]

55

Section 7.05

[Reserved]

55

Section 7.06

Purchaser’s Right to Examine Servicer Records

55

ARTICLE VIII:

56

Section 8.01

[Reserved]

56

ARTICLE IX: THE SELLERS/SERVICER

56

Section 9.01

[Reserved]

56

Section 9.02

Merger or Consolidation of the Seller

56

Section 9.03

Limitation on Liability of the Sellers and the Servicer

56

Section 9.04

Servicer Not to Resign

57

ARTICLE X: DEFAULT

58

Section 10.01

Events of Default

58

ARTICLE XI: TERMINATION

59

Section 11.01

Term and Termination

59

Section 11.02

Survival

60

ARTICLE XII: GENERAL PROVISIONS

60

Section 12.01

Successor to the Servicer

60

Section 12.02

Governing Law

61

Section 12.03

Notices

61

Section 12.04

Severability of Provisions

62

Section 12.05

Schedules and Exhibits

62

Section 12.06

General Interpretive Principles

62

Section 12.07

Waivers and Amendments, Noncontractual Remedies;

Preservation of Remedies

63

Section 12.08

Captions

63

Section 12.09

Counterparts; Effectiveness

63

Section 12.10

Entire Agreement; Amendment

63

Section 12.11

Further Assurances

64

Section 12.12

Intention of the Parties

64

Section 12.13

Master Servicer as Third Party Beneficiary

64

ARTICLE XIII: THE SECURITIZATION TRANSACTION

64

Section 13.01

Removal of Mortgage Loans from Inclusion under this

Agreement Upon the Securitization Transaction

64

ARTICLE XIIIA: COMPLIANCE WITH REGULATION AB

66

Section 13A.01  Intent of the Parties; Reasonableness.

66

Section 13A.02  Additional Representations and Warranties of the Servicer.

66

Section 13A.03  Information to Be Provided by the Sellers.

67

Section 13A.04  Servicer Compliance Statement.

71

Section 13A.05  Report on Assessment of Compliance and Attestation.

71

Section 13A.06  Use of Subservicers and Subcontractors.

72

Section 13A.07  Indemnification; Remedies.

73

Schedules

A.

Mortgage Loan Schedule

B.

Contents of Mortgage File

B-1 Collateral File

Exhibits

Exhibit 2.05

Form of Assignment, Assumption and Recognition Agreement for Securitization Transaction

Exhibit 4

Standard & Poor’s LEVELS® Glossary

Exhibit 5.01(a)

Limited Power of Attorney

Exhibit 5.01(b)

Workout compensation

Exhibit 5.03

Form of Notice of Foreclosure

Exhibit 5.04

Form of Collection Account Letter Agreement

Exhibit 5.06

Form of Escrow Account Letter Agreement

Exhibit 6.02(a)

Report P-139 -- Monthly Statement of Mortgage Accounts

Exhibit 6.02(b)

Report S-50Y -- Private Pool Detail Report

Exhibit 6.02(c)

Report S-213 -- Summary of Curtailments Made Remittance Report

Exhibit 6.02(d)

Report S-214 -- Summary of Paid in Full Remittance Report

Exhibit 6.02(e)

Report S-215 -- Consolidation of Remittance Report

Exhibit 6.02(f)

Report T-62C -- Monthly Accounting Report

Exhibit 6.02(g)

Report T-62E -- Liquidation Report

Exhibit 6.02(h)

Report P-4DL -- Delinquency Report

Exhibit 6.02(i)

Report P-195 -- Delinquency Report

Exhibit 7

Form of Annual Certification

Exhibit 8

Servicing Criteria to be addressed in Assessment of Compliance

MORTGAGE LOAN PURCHASE & SERVICING AGREEMENT

This Mortgage Loan Purchase & Servicing Agreement, dated as of June 1, 2007, is entered into among ACE Securities Corp., as the Purchaser (“Purchaser”), PHH Mortgage Corporation (“PHH Mortgage”), as a seller (in such capacity, a “Seller”) and as the servicer (in such capacity, the “Servicer”), and Bishop’s Gate Residential Mortgage Trust (“Bishop’s Gate,” together with PHH Mortgage in its capacity as a Seller, the “Sellers” and individually, each a “Seller”).

PRELIMINARY STATEMENT

PHH Mortgage is engaged in the business, inter alia, of making loans to individuals, the repayment of which is secured by a first lien mortgage on such individuals’ residences. Bishop’s Gate is engaged in the business of purchasing such mortgage loans from PHH Mortgage and selling same to investors.

PHH Mortgage has established certain terms, conditions and loan programs, as described in the PHH Investor Manual (the “PHH Guide”), which may be updated from time to time, and Purchaser is willing to purchase mortgage loans that comply with the terms of such terms, conditions and loan programs.

The Sellers intend to sell the Mortgage Loans (as hereinafter identified) to the Purchaser on the terms and subject to the conditions set forth in this Agreement.  The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund.  The Trust Fund will be evidenced by a single series of mortgage pass-through certificates designated as PHH Alternative Mortgage Trust, Series 2007-3 Mortgage Pass-Through Certificates (the “Certificates”).  The Certificates will consist of 10 classes of certificates.  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2007 (the “Pooling and Servicing Agreement”), among the Purchaser as depositor, Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and as securities administrator and HSBC Bank USA, National Association as trustee (the “Trustee”).  The Purchaser will sell the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates to Deutsche Bank Securities Inc. (“DBSI”), pursuant to the Underwriting Agreement, dated as of June 25, 2007, between the Purchaser and DBSI, and the Terms Agreement, dated June 25, 2007, between the Purchaser and DBSI.  The Purchaser will sell the Class CE and Class R Certificates to DBSI pursuant to the Purchase Agreement dated as of June 28, 2007 between the Purchaser and DBSI.

The Purchaser and the Sellers wish to prescribe the terms and manner of purchase by the Purchaser and sale by the Sellers of the Mortgage Loans, and the management and servicing of the Mortgage Loans by the Servicer, in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Purchaser, the Sellers and the Servicer agree as follows:

ARTICLE I:
DEFINITIONS

Section 1.01

Defined Terms

Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article, otherwise capitalized terms used herein but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement:

“Accounting Cut-off Date”:  June 1, 2007.

“Affiliate”:  When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

“Agreement”:  This Mortgage Loan Purchase & Servicing Agreement among the Purchaser, the Servicer and the Sellers.

“ALTA”:  The American Land Title Association.

“Appraised Value”:  With respect to any Mortgaged Property, the lesser of:  (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided that, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property shall be based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“ARM Loan”:  An “adjustable rate” Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms of the Mortgage Note.

“Assignment”:  An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan to the Purchaser or, in the case of a MERS Mortgage Loan, an electronic transmission to MERS, identifying a transfer of ownership of the related Mortgage to the Purchaser or its designee.

“Assignment of Proprietary Lease”:  With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Proprietary Lease.

“Assignment and Recognition Agreement”:  With respect to a Cooperative Loan, an assignment of the Recognition Agreement sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Recognition Agreement.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1330), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

“Business Day”:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Federal Reserve is closed or (iii) a day on which banking and savings and loan institutions in the State of New York, the State of New Jersey, the State of Maryland and the State of Minnesota are authorized or obligated by law or executive order to be closed.

“Certificateholder or Holder”:  The person in whose name a Certificate is registered in the Certificate Register.

“Closing Date”:  June 28, 2007.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collection Account”:  The trust account or accounts created and maintained pursuant to Section 5.04 for the benefit of the Certificateholders and designated “PHH Mortgage Corporation, as servicer for the Purchaser pursuant to the Mortgage Loan Purchase and Servicing Agreement, dated as of June 1, 2007, and various  mortgagors”.  The Collection Account must be an Eligible Account.

“Commission”:  The United States Securities and Exchange Commission.

“Condemnation Proceeds”:  All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation.

“Consent”:  A document executed by the Cooperative Corporation (i) consenting to the sale of the Cooperative Unit to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Unit have been paid.

“Cooperative Corporation”:  With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Cooperative Lien Search”:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Project into the Cooperative Corporation.

“Cooperative Loan”:  A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

“Cooperative Pledge Agreement”:  The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

“Cooperative Project”:  With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

“Cooperative Shares”:  With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

“Cooperative Unit”:  With respect to any Cooperative Loan, a specific unit in a Cooperative Project.

“Custodian”:  Wells Fargo Bank, N.A., or any successor thereto, as custodian pursuant to the Custodial Agreement.

“Custodial Agreement”: The Custodial Agreement, dated as of June 1, 2007, among Wells Fargo, as custodian, the Trustee and the Servicer.

“Cut-off Date”:  June 1, 2007.

“Defective Mortgage Loan”:  As defined in Section 3.04.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

“Depositor”:  The Purchaser.

“Determination Date”:  The 16th day of each calendar month, commencing on the 16th  day of the month following the Closing Date, or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

“Due Date”:  With respect to any Mortgage Loan, the day of the month on which each Monthly Payment is due thereon, exclusive of any days of grace.

“Due Period”:  With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

“Eligible Account”:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company of which) are rated A-1 by S&P, Prime-1 by Moody’s or F1 by Fitch (or a comparable rating if another rating agency is specified by the Securities Administrator by written notice to the Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity.  Eligible Accounts may bear interest.

“Environmental Assessment”:  A “Phase I” environmental assessment of a Mortgaged Property prepared by an Independent Person who regularly conducts environmental assessments and who has any necessary license(s) required by applicable law and has five years experience in conducting environmental assessments.

“Environmental Conditions Precedent to Foreclosure”:  As defined in Section 5.13.

“Environmental Laws”:  All federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

“Escrow Account”:  The separate Eligible Account or accounts created and maintained pursuant to Section 5.06 which shall be entitled “PHH Mortgage Corporation, as servicer for the Purchaser pursuant to the Mortgage Loan Purchase and Servicing Agreement, dated as of June 1, 2007, and various  mortgagors.”

“Escrow Payments”:  The amounts constituting ground rents, taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estoppel Letter”:  A document executed by the Cooperative Corporation certifying, with respect to a Cooperative Unit, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Stock Certificate was registered in the Mortgagor’s name and the Cooperative Corporation has not been notified of any lien upon, pledge of, levy of execution on or disposition of such Stock Certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative Corporation have been paid.

“Event of Default”:  Any one of the conditions or circumstances enumerated in Section 10.01.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Fannie Mae”:  The Federal National Mortgage Association or any successor organization.

“Fannie Mae Guide”:  The Fannie Mae Selling Guide and Servicing Guide, collectively, in effect on and after the Closing Date.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor organization.

“Fidelity Bond”:  A fidelity bond to be maintained by the Servicer pursuant to Section 5.12.

“Financing Statement”:  A financing statement in the form of a UCC-1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

“Financing Statement Change”:  A financing statement in the form of a UCC-3 filed to continue, terminate, release, assign or amend an existing Financing Statement.

“Foreclosure Profits”:  As to any  Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and proceeds from any REO Disposition (net of all amounts reimbursable therefrom pursuant to Section 5.13, Section 5.14 and Section 5.15) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related prepayment period over the sum of the Unpaid Principal Balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 5.13, Section 5.14 and Section 5.15) plus accrued and unpaid interest at the Mortgage Rate on such Unpaid Principal Balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor organization.

“Freddie Mac Servicing Guide”:  The Freddie Mac Sellers’ and Servicers’ Guide in effect on and after the Closing Date.

“Gross Margin”:  With respect to each ARM Loan, the fixed percentage added to the Index on each Rate Adjustment Date, as specified in each related Mortgage Note and listed in the Mortgage Loan Schedule.

“HUD”:  The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“Independent”:  With respect to any specified Person, such Person who:  (i) does not have any direct financial interest or any material indirect financial interest in the applicable Mortgagor, the Sellers, the Purchaser, or their Affiliates; and (b) is not connected with the applicable Mortgagor, the Sellers, the Purchaser, or their respective Affiliates as an officer, employee, promoter, underwriter, trustee, member, partner, shareholder, director, or Person performing similar functions.

“Index”:  With respect to each ARM Loan, on each Rate Adjustment Date, the applicable rate index set forth on the Mortgage Loan Schedule, which shall be an index described on such Mortgage Loan Schedule.

“Insolvency Proceeding”:  With respect to any Person:  (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person’s creditors; in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

“Insurance Proceeds”:  Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own or its Affiliates’ account or managed by it for third-party institutional investors.

“Legal Documents”:  Those documents, comprising part of the Mortgage File, set forth in Schedule B-1 of this Agreement.

“Lender-Paid Mortgage Insurance Rate”:  With respect to any Mortgage Loan, the Lender-Paid Mortgage Insurance Rate for any “lender-paid” Primary Insurance Policy shall be a per annum rate equal to the percentage indicated on the Mortgage Loan Schedule.

“Liquidation Proceeds”:  Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

“Loan-to-Value Ratio” or “LTV”:  With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property, subject to any applicable law for calculating the LTV.

“MAI Appraiser”:  With respect to any real property, a member of the American Institute of Real Estate Appraisers with a minimum of 5 years of experience appraising real property of a type similar to the real property being appraised and located in the same geographical area as the real property being appraised.

“Master Servicer”:  Wells Fargo Bank, N.A. or it successors and assigns or any successor master servicer appointed under the Pooling and Servicing Agreement.

“Maximum Rate”:  With respect to each ARM Loan, the rate per annum set forth in the related Mortgage Note as the maximum Note Rate thereunder.  The Maximum Rate as to each ARM Loan is set forth on the related Mortgage Loan Schedule.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Eligible Mortgage Loan”:  Any Mortgage Loan that under applicable law and investor requirements is recordable in the name of MERS in the jurisdiction in which the related Mortgaged Property is located.

“MERS Mortgage Loan”:  Any Mortgage Loan as to which the related Mortgage, or an Assignment, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

“Minimum Rate”:  With respect to each ARM Loan, the rate per annum set forth in the related Mortgage Note as the minimum Note Rate thereunder.  The Minimum Rate as to each ARM Loan is set forth on the related Mortgage Loan Schedule.  The floor in all cases will never be less than the margin.

“Monthly Advance”:  The aggregate amount of the advances made by the Servicer on any Remittance Date pursuant to and as more fully described in Section 6.03.

“Monthly Payment”:  The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

“Mortgage”:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, an unsubordinated estate in fee simple in real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Mortgage Note.

“Mortgaged Property”:  With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of any one of the following: (i) a one-family dwelling, (ii) a two- to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a one-family dwelling in a planned unit development, none of which is manufactured housing, a commercial property, an agricultural property or a mixed use property.

“Mortgage File”:  With respect to a particular Mortgage Loan, those origination and servicing documents, escrow documents, and other documents as are specified on Schedule B-1 to this Agreement.   These documents shall be stored in a secure manner using paper or electronic storage.

“Mortgage Loan”:  The Mortgage Loans subject to this Agreement as identified on the Mortgage Loan Schedule.

“Mortgage Loan Schedule”:  The list of Mortgage Loans identified on Schedule A hereto.

“Mortgage Note”:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgagor”:  The obligor on a Mortgage Note.

“Non-recoverable Advance”:  As of any date of determination, any Monthly Advance or Servicing Advance previously made or any Monthly Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer and in accordance with the servicing standard set forth in Section 5.01, will not or, in the case of a proposed advance, would not be ultimately recoverable pursuant to Section 5.05 (3) or (4) hereof. The determination by the Servicer that it has made a Non-recoverable Advance or that any proposed advance would constitute a Non-recoverable Advance shall be evidenced by an Officer's Certificate satisfying the requirements of Section 6.04 hereof and delivered to the Purchaser on or before the Determination Date in any month.

“Note Rate”:  With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon.

“Officers’ Certificate”:  A certificate signed by (i) the President or a Vice President and (ii) the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered by the Servicer to the Purchaser as required by this Agreement.

“Opinion of Counsel”:  A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

“Payment Adjustment Date”:  The date on which Monthly Payments shall be adjusted.  Payment Adjustment Date shall occur on the date which is eleven months from the first payment date for the Mortgage Loan, unless otherwise specified in the Mortgage Note, and on each anniversary of such first Payment Adjustment Date.

“Payoff”:  With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such Mortgage Loan, all accrued and unpaid prepayment penalties, premiums, and/or interest with respect thereto, and all other unpaid sums due with respect to such Mortgage Loan.

“Periodic Rate Cap”:  With respect to each ARM Loan, the maximum or minimum permissible percentage increases and decreases in the Note Rate on any Rate Adjustment Date determined in accordance with the related Mortgage Note.

“Permitted Investments”:  Investments that mature, unless payable on demand, not later than the Business Day preceding the related Remittance Date; provided that such investments shall only consist of the following:

(i)  direct obligations of, or obligations fully guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  repurchase obligations (the collateral for which is held by a third party) with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A” or higher by Moody’s, “A-1” or higher by S&P and “F-1” or higher by Fitch, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest rating categories;

(iii)  certificates of deposit, time deposits and bankers’ acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such bank or trust company (or, in the case of the principal depository institution of a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest rating categories;

(iv)  commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest rating category; and

(v)  any other demand, money market or time deposit account or obligation, or interest-bearing or other security or investment, acceptable to the Purchaser (such acceptance evidenced in writing);

provided further that “Permitted Investments” shall not include any instrument described hereunder which evidences either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PHH Guide”:  As defined in paragraph 2 of the Preliminary Statement to this Agreement.

“Pledge Instruments”:  With respect to each Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease, the Assignment of the Mortgage Note and the Cooperative Pledge Agreement.

“Prepaid Monthly Payment”:  Any Monthly Payment received prior to its scheduled Due Date and which is intended to be applied to a Mortgage Loan on its scheduled Due Date.

“Prepayment Interest Shortfall Amount”:  With respect to any Mortgage Loan that was subject to a voluntary (not including discounted payoffs and short sales) Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

“Primary Insurance Policy”:  Each primary policy of mortgage insurance in effect with respect to a Mortgage Loan and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer pursuant to Section 5.08.

“Principal Prepayment”:  Any payment or other recovery of principal on a Mortgage Loan (including a Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

“Principal Prepayment Period”:  The Due Period preceding the related Remittance Date.

“Proprietary Lease”:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

“Purchase Price”:  $405,855,176.

“Purchaser”:  ACE Securities Corp.

“Qualified Mortgage Insurer”:  A mortgage guaranty insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located if such qualification is necessary to issue the applicable insurance policy or bond, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae or Freddie Mac (or with a different rating as may be required by a Rating Agency in connection with a Securitization Transaction in order to achieve the desired ratings for the securities to be issued).

“Qualified Correspondent”:  Any Person from which the Sellers purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement among the Sellers and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Sellers, in accordance with underwriting guidelines designated by the Sellers (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Sellers within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Sellers in origination of mortgage loans of the same type as the Mortgage Loans for the Sellers’ own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Sellers on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Sellers; and (iv) the Sellers employed, at the time such Mortgage Loans were acquired by the Sellers, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Sellers.

“Qualified Substitute Mortgage Loan”:  A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due and received in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Unpaid Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a remaining term to maturity not greater than (and not less than) that of the Deleted Mortgage Loan, (iii) have a Note Rate not less than (and not more than one percentage point greater than) the Note Rate of the Deleted Mortgage Loan, (iv) with respect to each ARM Loan, have a Minimum Rate not less than that of the Deleted Mortgage Loan, (v) with respect to each ARM Loan, have a Maximum Rate not less than that of the Deleted Mortgage Loan and not more than two (2) percentage points above that of the Deleted Mortgage Loan, (vi) with respect to each ARM Mortgage Loan, have a Gross Margin not less than that of the Deleted Mortgage Loan, (vii) with respect to each ARM Loan, have a Periodic Rate Cap equal to that of the Deleted Mortgage Loan, (viii) have a Loan-to-Value Ratio at the time of substitution equal to or less than the Loan-to-Value Ratio of the Deleted Mortgage Loan at the time of substitution, (ix) with respect to each ARM Loan, have the same Rate Adjustment Date as that of the Deleted Mortgage Loan, (x) with respect to each ARM Loan, have the same Index as that of the Deleted Mortgage Loan, (xi) comply as of the date of substitution with each representation and warranty set forth in Sections 3.01, 3.02 and 3.03, (xii) be in the same credit grade category as the Deleted Mortgage Loan,  (xiii) have the same prepayment penalty term and (xiv) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80% and the Deleted Mortgage Loan was covered under a Primary Insurance Policy. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Note Rates described in clause (iii) hereof shall be determined on the basis of weighted average Note Rates and shall be satisfied as to each such mortgage loan, the terms described in clause (ii) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.  In addition, the substitution of more than one Mortgage Loan pursuant to the previous sentence shall be subject to the Purchaser’s approval in its sole discretion.

“Rate Adjustment Date”:  With respect to each ARM Loan, the date on which the Note Rate adjusts.

“Rating Agency”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Moody’s Investors Service, Inc., and Fitch, Inc.

“Record Date”:  The close of business of the first Business Day of the month of the related Remittance Date.

“Refinanced Mortgage Loan”:  A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

“Regulation AB”:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code or any similar tax vehicle providing for the pooling of assets (such as a Financial Asset Security Investment Trust).

“REMIC Provisions”:  Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Date”:  The 18th day of each calendar month, commencing on the 18th day of the month following the Closing Date, or, if such 18th day is not a Business Day, then the next Business Day immediately preceding such 18th day.

“Remittance Rate”:  With respect to each Mortgage Loan, the related Note Rate minus the Servicing Fee Rate.

“REO Disposition”:  The final sale by the Servicer of any REO Property.

“REO Disposition Proceeds”:  All amounts received with respect to any REO Disposition.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Purchaser as described in Section 5.14.

“Repurchase Price”:  As to (a) any Defective Mortgage Loan required to be repurchased hereunder with respect to which a breach occurred  or (b) any Mortgage Loan required to be repurchased pursuant to Section 3.04 and/or Section 7.02, an amount equal to the Unpaid Principal Balance of such Mortgage Loan at the time of repurchase; plus (2) interest on such Mortgage Loan at the applicable Note Rate from the last date through which interest has been paid and distributed to the Purchaser hereunder to the date of repurchase; minus (3) any amounts received in respect of such Defective Mortgage Loan which are being held in the Collection Account for future remittance.

“Scheduled Principal Balance”:  With respect to any Mortgage Loan, (i) the outstanding principal balance as of the Closing Date after application of principal payments due on or before such date whether or not received, minus (ii) all amounts previously remitted to the Purchaser with respect to such Mortgage Loan representing (a) payments or other recoveries of principal, or (b) advances of principal made pursuant to Section 6.03.

“Securities Act”:  The Securities Act of 1933, as amended.

“Securitization Transaction”:  The sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with the issuance of the Certificates.

“Sellers”:  PHH Mortgage Corporation, a New Jersey corporation and Bishop’s Gate Residential Mortgage Trust, a Delaware business trust, each solely in its capacity as a Seller hereunder and in no other capacity, or their successors in interest or any successor under this Agreement appointed as herein provided.

“Servicer”:  PHH Mortgage Corporation, a New Jersey corporation, solely in its capacity as a servicer hereunder, and not as a Seller hereunder, and its successors and assigns.

“Servicing Advances”:  All “out of pocket” costs and expenses that are customary, reasonable and necessary which are incurred by the Servicer in the performance of its servicing obligations hereunder, including (without duplication) (i) reasonable attorneys’ fees and (ii) the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the servicing, management and liquidation of any Specially Serviced Mortgaged Loans and/or any REO Property, and (d) compliance with the Servicer’s obligations under Section 5.08.

“Servicing Criteria”:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Event”:  Any of the following events with respect to any Mortgage Loan:  (i) any Monthly Payment being more than 60 days delinquent; (ii) any filing of an Insolvency Proceeding by or on behalf of the related Mortgagor, any consent by or on behalf of the related Mortgagor to the filing of an Insolvency Proceeding against such Mortgagor, or any admission by or on behalf of such Mortgagor of its inability to pay such Person’s debts generally as the same become due; (iii) any filing of an Insolvency Proceeding against the related Mortgagor that remains undismissed or unstayed for a period of 60 days after the filing thereof; (iv) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the related Mortgagor or with respect to any Mortgaged Property; (v) any receipt by the Servicer of notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property; (vi) any proposal of a material modification (as reasonably determined by the Seller) to such Mortgage Loan due to a default or imminent default under such Mortgage Loan; or (vii) in the reasonable judgment of the Servicer, the occurrence, or likely occurrence within 60 days, of a payment default with respect to such Mortgage Loan that is likely to remain uncured by the related Mortgagor within 60 days thereafter.

“Servicing Fee”:  The annual fee, payable monthly to the Servicer out of the interest portion of the Monthly Payment and/or Payoff actually received on each Mortgage Loan.  The Servicing Fee with respect to each Mortgage Loan for any calendar month (or a portion thereof) shall be 1/12 of the product of (i) the Unpaid Principal Balance of the Mortgage Loan and (ii) the Servicing Fee Rate applicable to such Mortgage Loan.

“Servicing Fee Rate”:  Unless otherwise specified on the Mortgage Loan Schedule, (i) with respect to any ARM Loan, 0.375% per annum; provided that, prior to the first Rate Adjustment Date with respect to any such Mortgage Loan, such rate may be, at the Servicer’s option, not less than 0.25% per annum; and (ii) with respect to any Mortgage Loan other than an ARM Loan, 0.25% per annum.

“Servicing Officer”:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by the Servicer to the Purchaser upon request therefor by the Purchaser, as such list may from time to time be amended.

“Specially Serviced Mortgage Loan”:  A Mortgage Loan as to which a Servicing Event has occurred and is continuing.

“Stock Certificate”:  With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.

“Stock Power”:  With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

“Subservicer”:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

“Third-Party Originator”:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Sellers.

“Trustee”:  HSBC Bank USA, National Association, a national banking association, or its successor in interest, or any successor trustee appointed under the Pooling and Servicing Agreement.

“Uniform Commercial Code”:  The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York,  “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unpaid Principal Balance”:  With respect to any Mortgage Loan, at any time, the actual outstanding principal balance then payable by the Mortgagor under the terms of the related Mortgage Note.

ARTICLE II:
SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01

Sale and Conveyance of Mortgage Loans

Seller agrees to sell and Purchaser agrees to purchase those certain Mortgage Loans identified on the Mortgage Loan Schedule, at the Purchase Price and on the terms set forth herein.

The closing shall, at Purchaser’s option be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person at such place as the parties shall agree. On the Closing Date and subject to the terms and conditions of this Agreement, each Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse except as set forth in this Agreement, and the Purchaser will purchase, all of the right, title and interest of the applicable Seller in and to the Mortgage Loans.

Examination of the Mortgage Files may be made by Purchaser or its designee as follows. No later than 5 Business Days prior to the Closing Date, Seller will deliver to Purchaser or its custodian, Legal Documents required pursuant to Schedule B-1. Purchaser may, at its option and without notice to Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.  The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan files shall not affect Purchaser’s rights to demand repurchase, substitution or other relief as provided herein.

The Purchaser shall have the opportunity to conduct a corporate due diligence of the Sellers, including but not limited to, on site review of the Sellers’ facilities and discussions with either Seller’s management. The Purchaser may conduct such review prior to the Closing Date.

On the Closing Date, subject to the terms herein, the Purchaser will pay to the Sellers by 4:00 p.m. Eastern Standard Time by wire transfer of immediately available funds, the Purchase Price, together with interest, if any, accrued from the Cut-off Date through the day immediately preceding the Closing Date, according to the instructions to be provided, respectively, by PHH Mortgage and Bishop’s Gate.

The Purchaser shall be entitled to all scheduled principal due after the Cut-off Date, all other recoveries of principal collected after the Cut-off Date and all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). Notwithstanding the foregoing, on the first Remittance Date after the Closing Date the Purchaser shall be entitled to receive the interest accrued from the Cut-off Date through the day immediately preceding the Closing Date.  The principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts shall be the property of Purchaser. Seller shall hold any such prepaid amounts for the benefit of the Purchaser for subsequent remittance by the Sellers to the Purchaser. All scheduled payments of principal due on or before the Cut-off Date and collected by the Servicer or the Sellers after the Cut-off Date shall belong to the applicable Seller.

Section 2.02

Possession of Mortgage Files

Upon the sale of any Mortgage Loan, the ownership of such Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, payments, proceeds and obligations arising therefrom or in connection therewith, shall then be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of each Seller shall immediately vest in the Purchaser and, to the extent retained by either Seller, shall be retained and maintained, in trust, by the applicable Seller at the will of the Purchaser in a custodial capacity only. The books and records of the applicable Seller shall clearly reflect the sale of the related Mortgage Loans to the Purchaser.

Any documents released to the Servicer in connection with the foreclosure or servicing of any Mortgage Loan shall be held by the Servicer in trust for the benefit of the Purchaser in accordance with this Section 2.02.  Such Person shall return to the Purchaser such documents when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists (unless sooner requested by the Purchaser); provided that, if such Mortgage Loan is liquidated, then, upon the delivery by the Servicer to the Purchaser of a request for the release of such documents and a certificate certifying as to such liquidation, the Purchaser shall promptly release and, to the extent necessary, deliver to the Servicer such documents.

Section 2.03

Books and Records

The sale by each Seller of its Mortgage Loans shall be reflected on the applicable Seller’s balance sheet and other financial statements as a sale of assets by the applicable Seller.  Each Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans it conveyed to the Purchaser which shall be clearly marked to reflect the sale of each Mortgage Loan to the Purchaser and the ownership of each Mortgage Loan by the Purchaser.

Section 2.04

Defective Documents; Delivery of Mortgage Loan Documents

If, subsequent to the Closing Date, the Purchaser or either Seller finds any document or documents constituting a part of a Mortgage File to be defective or missing in any material respect (in this Section 2.04, a “Defect”), the party discovering such Defect shall promptly so notify the other parties.  If the Defect pertains to the Mortgage Note or the Mortgage, then the applicable Seller shall have a period of 60 days within which to correct or cure any such defect after the earlier of such Seller’s discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within such 60 day period, such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided that such Seller has commenced curing or correcting such Defect and is diligently pursuing same.  If the Defect pertains to any other document constituting a part of a Mortgage File, then such Seller shall have a period of 60 days within which to correct or cure any such Defect after the earlier of such Seller’s discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within the 60 day period, then such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided such Seller has commenced curing or correcting such Defect and is diligently pursuing same.  PHH Mortgage hereby covenants and agrees that, if any material defect cannot be corrected or cured, the related Mortgage Loan shall automatically constitute, upon the expiration of the applicable cure period described above and without any further action by any other party, a Defective Mortgage Loan, whereupon PHH Mortgage shall repurchase such Mortgage Loan within 5 Business Days by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04 (it being understood that any cure period set forth in Section 3.04 shall be deemed to have expired).

The applicable Seller will, with respect to each Mortgage Loan, deliver and release to the Purchaser the Legal Documents as set forth in Section 2.01.  If the applicable Seller cannot deliver an original Mortgage with evidence of recording thereon, original assumption, modification and substitution agreements with evidence of recording thereon or an original intervening assignment with evidence of recording thereon within the applicable time periods, then such Seller shall deliver to the Purchaser, or the Purchaser’s custodian, such original Mortgages and original intervening assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, except in cases where the original Mortgage or original intervening assignments are retained permanently by the recording office, in which case, such Seller shall deliver a copy of such Mortgage or intervening assignment, as the case may be, certified to be a true and complete copy of the recorded original thereof.  If the applicable Seller cannot deliver the original security instrument or if an original intervening assignment has been lost, then the applicable Seller will deliver a copy of such security instrument or intervening assignment, certified by the local public recording official.  If the original title policy has been lost, the applicable Seller will deliver a duplicate original title policy.

If the original Mortgage was not delivered pursuant to the preceding paragraph, then the applicable Seller shall use its best efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser, or the Purchaser’s custodian, promptly upon receipt thereof.  Notwithstanding the foregoing, if the original Mortgage, original assumption, modification, and substitution agreements, the original of any intervening assignment or the original policy of title insurance is not so delivered to the Purchaser or the Custodian, within 120 days following the Closing Date, then, upon written notice by the Purchaser or the Custodian to PHH Mortgage, the Purchaser or the Custodian may, in their sole discretion, then elect (by providing written notice to PHH Mortgage) to treat such Mortgage Loan as a Defective Mortgage Loan, whereupon PHH Mortgage shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04 (it being understood that any cure period set forth in Section 3.04 shall be deemed to have expired).  It is understood that from time to time certain local recording offices become backlogged with document volume. It is agreed that the Seller will provide an Officer’s Certificate to document that the Seller has performed all necessary tasks to insure delivery of the required documentation within 180 days and the delay beyond 180 is caused by the backlog.  If the delay exceeds 360 days, regardless of the backlog, the Purchaser or the Custodian may elect to collect the documents with its own resources with the reasonable cost and expense to be borne by the Seller. The fact that the Purchaser or the Custodian has conducted or failed to conduct any partial or complete examination of the Mortgage Files shall not affect its right to demand repurchase or any other remedies provided in this Agreement.

At the Purchaser’s or the Custodian’s request, the Assignments shall be promptly recorded in the name of the Purchaser or in the name of a Person designated by the Purchaser in all appropriate public offices for real property records.  If any such Assignment is lost or returned unrecorded because of a defect therein, then the applicable Seller shall promptly prepare a substitute Assignment to cure such defect and thereafter cause each such Assignment to be duly recorded.  All recording fees related to such a one-time recordation of the Assignments to or by a Seller shall be paid by the applicable Seller.

Section 2.05

Transfer of Mortgage Loans

Subject to the provisions of this Section 2.05, the Purchaser shall assign the Mortgage Loans and its interest under this Agreement to the Trustee for the benefit of the Certificateholders, the Trustee for the benefit of the Certificateholders may exercise any rights of the Purchaser hereunder, and the Trustee for the benefit of the Certificateholders shall accede to the rights hereunder of the Purchaser with respect to the Mortgage Loans.

All of the provisions of this Agreement shall inure to the benefit of the Trustee for the benefit of the Certificateholders.  All references to the Purchaser shall be deemed to include the Trustee for the benefit of the Certificateholders.  The applicable Seller shall cooperate in the assignment of the Mortgage Loans and this Agreement.

The Servicer shall remit payments to the Securities Administrator for the benefit of the Certificateholders on the Remittance Date after the transfer of the Mortgage Loans, unless the Servicer was notified in writing of the new record owner of the Mortgage Loans 3 Business Days prior to the Record Date, in which case, the Servicer shall remit to the new record owner (or trustee, custodian or master servicer, as the case may be) of the Mortgage Loans.

The Servicer shall enter into an Assignment, Assumption and Recognition Agreement, substantially in the form of Exhibit 2.05 attached hereto.  The Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by the Trustee for the benefit of the Certificateholders.  This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Servicer and their permitted successors, assignees and designees.

ARTICLE III:
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REPURCHASE AND SUBSTITUTION; REVIEW OF MORTGAGE LOANS

Section 3.01

Representations and Warranties of each Seller

Each Seller, as to itself, represents, warrants and covenants to the Purchaser and the Trustee for the benefit of the Certificateholders as the assignee of the Purchaser that as of the Closing Date or as of such date specifically provided herein:

(1)  Due Organization.  The Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and with respect to PHH Mortgage, service each Mortgage Loan in accordance with the terms of this Agreement.

(2)  Due Authority.  The Seller had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired.  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(3)  No Conflict.  The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Seller, the sale of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which the Seller is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(4)  Ability to Perform.  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5)  No Material Default.  Neither the Seller nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller’s knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(6)  [Reserved];

(7)  [Reserved];

(8)  No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened, against the Seller, which, either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Seller, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Seller;

(9)  No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Closing Date;

(10)  Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(11)  [Reserved];

(12)  No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of facts or omits or will omit to state a fact necessary to make the statements contained therein not misleading;

(13)  Non-solicitation.  Each Seller covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude such Seller from engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed toward the Mortgagors or from refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts such Seller to request the refinancing of the related Mortgage Loan;

(14)  Privacy.  The Seller agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Seller in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.§313.14(a)(3); and (c) Seller is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law; and

(15)  Adequacy of Consideration.  The consideration received by the Seller upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans.

Section 3.02

Representations and Warranties of the Servicer

The Servicer represents warrants and covenants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

(1)  Ability to Service.  The Servicer is an approved seller/servicer for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the National Housing Act, with facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans.  No event has occurred that would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or that would require notification to either Fannie Mae or Freddie Mac;

(2)  No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Servicer’s knowledge, threatened, against the Servicer which, either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the ability of the Servicer to service the Mortgage Loans hereunder in accordance with the terms hereof or have a material adverse effect on the financial condition of the Servicer; and

(3)  Collection Practices.  The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper and prudent in the mortgage servicing business.

(4)  MERS.  The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

(5)  Non-solicitation.  In the event the Servicer chooses to solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans during the term of this Agreement, such solicitations shall be directed at all of the Servicer’s customers and will not be exclusively directed towards the Mortgagors relating to the Mortgage Loans sold hereunder; and

(6)  Privacy.  The Servicer agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Servicer in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.§313.14(a)(3); and (c) Servicer is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law.

Section 3.03

Representations and Warranties as to Individual Mortgage Loans.

With respect to each Mortgage Loan, the applicable Seller hereby makes the following representations and warranties to the Purchaser and the Trustee for the benefit of the Certificateholders on which each of the Purchaser and the Trustee for the benefit of the Certificateholders specifically relies in purchasing such Mortgage Loan.  Such representations and warranties speak as of the Closing Date unless otherwise indicated:

(1)  Mortgage Loan as Described.  Such Mortgage Loan complies with the terms and conditions set forth herein, and all of the information set forth with respect thereto on the Mortgage Loan Schedule and data tape is true and correct in all material respects;

(2)  Complete Mortgage Files.  The instruments and documents specified in Section 2.02 with respect to such Mortgage Loan have been delivered to the Purchaser or its designee in compliance with the requirements of Article II.  The Seller is in possession of a Mortgage File respecting such Mortgage Loan, except for such documents as have been previously delivered to the Purchaser or its designee;

(3)  Owner of Record.  The Mortgage relating to such Mortgage Loan has been duly recorded in (or sent for recording to) the appropriate recording office, and the applicable Seller or Servicer is the owner of record of such Mortgage Loan and the indebtedness evidenced by the related Mortgage Note;

(4)  Payments Current.  No Monthly Payment required to be made under any Mortgage Loan has been contractually delinquent by one month or more at any time preceding the date such Mortgage Loan was purchased by the Purchaser;

(5)  No Outstanding Charges.  There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Mortgage Loan;

(6)  Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage related to such Mortgage Loan (and the Proprietary Lease and the Pledge Instruments with respect to each Cooperative Loan) have not been impaired, waived, altered or modified in any material respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser’s custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or “lender-paid” Primary Insurance Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule.  No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or “lender-paid” Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser’s custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(7)  No Defenses.  The Mortgage Note and the Mortgage related to such Mortgage Loan (and the Cooperative Pledge Agreement related to each Cooperative Loan) are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto;

(8)  Hazard Insurance.  The buildings and improvements on the Mortgaged Property are insured against loss by fire and hazards of extended coverage (excluding earthquake insurance) in an amount which is at least equal to the lesser of (i) the amount necessary to compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan as of the Closing Date.  To the best of the applicable Seller’s knowledge, if the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and the applicable Seller has not engaged in any act or omission which would impair the coverage of any such insurance policies. Except as may be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(9)  Compliance With Applicable Laws.  Each Mortgage Loan and the related prepayment charge complied in all material respects with any and all requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending, equal credit opportunity, fair housing or disclosure laws) applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(10)  No Fraud.  No error or omission, misrepresentation, negligence or fraud in respect of such Mortgage Loan has taken place on the part of any Person in connection with the origination and servicing of such Mortgage Loan.

(11)  No Satisfaction of Mortgage.  The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(12)  Valid First Lien.  The Mortgage related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien on the related Mortgaged Property with respect to each Mortgage Loan, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender’s title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property; with respect to each Cooperative Loan, each Cooperative Pledge Agreement creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative Corporation for unpaid assessments representing the obligor's pro rata share of the Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Cooperative Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Cooperative Project;

(13)  Validity of Documents.  The Mortgage Note and the Mortgage related to such Mortgage Loan (and the Cooperative Pledge Agreement with respect to each Cooperative Loan) are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law);

(14)  Valid Execution of Documents.  All parties to the Mortgage Note and the Mortgage related to such Mortgage Loan had legal capacity to enter into such Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related Mortgage Note and the related Mortgage have been duly and properly executed by such parties; with respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Cooperative Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of Proprietary Lease and such documents have been duly and properly executed by such parties; each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative Corporation if the Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

(15)  Full Disbursement of Proceeds.  Such Mortgage Loan has closed and the proceeds of such Mortgage Loan have been fully disbursed prior to the Closing Date; provided that, with respect to any Mortgage Loan originated within the previous 120 days, alterations and repairs with respect to the related Mortgaged Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within 120 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by the Seller, a title company or other escrow agent;

(16)  Ownership.  The Mortgage Note and the Mortgage related to such Mortgage Loan have not been assigned, pledged or otherwise transferred by the applicable Seller, in whole or in part, and the Seller has good and marketable title thereto, and the Seller is the sole legal, beneficial and equitable owner thereof (and with respect to any Cooperative Loan, the sole legal, beneficial and equitable owner of the related Cooperative Pledge Agreement) and has full right and authority to transfer and sell such Mortgage Loan, and is transferring such Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(17)  Doing Business.  All parties that have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (a) organized under the laws of the state where the related Mortgaged Property is located, or (b) qualified to do business in such state, or (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state so as to require qualification or licensing, or (e) not otherwise required to be licensed in such state.  All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the related Mortgaged Property is located or were not required to be licensed in such state;

(18)  Title Insurance.  Each Mortgage Loan is covered by either (a) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (b) a valid and binding American Land Title Association lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. No claims have been filed under such lender's title insurance policy, and the applicable Seller has not done, by act or omission, anything that would impair the coverage of the lender's title insurance policy;

(19)  No Defaults.  (a) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan; (b) to the best of the Seller’s knowledge, there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Mortgage Loan is  not the subject of an Insolvency Proceeding; (d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; (e) in no event has the Seller waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan; and (f) with respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Cooperative Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the Seller has the right under the terms of the Mortgage Note, Cooperative Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(20)  No Mechanics’ Liens.  There are no mechanics’ or similar liens, except such liens as are expressly insured against by a title insurance policy, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(21)  Location of Improvements; No Encroachments.  All improvements that were considered in determining the Appraised Value of the related Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except as permitted under the terms of the Fannie Mae Guide and the Freddie Mac Servicer Guide; no improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

(22)  Origination; Payment Terms.  Principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such Mortgage Loan.  If the interest rate on the related Mortgage Note is adjustable, the adjustment is based on the Index set forth on the related Mortgage Loan Schedule. The related Mortgage Note is payable on the first day of each month in arrears, in accordance with the payment terms described on the related Mortgage Loan Schedule.  No Mortgage Loan is a convertible Mortgage Loan;

(23)  Due On Sale.  The related Mortgage contains the usual and customary “due-on-sale” clause or other similar provision for the acceleration of the payment of the Unpaid Principal Balance of such Mortgage Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder;

(24)  Prepayment Penalty.  No Mortgage Loan is not subject to any Prepayment Penalty;

(25)  Mortgaged Property Undamaged; No Condemnation.  The related Mortgaged Property (and with respect to a Cooperative Loan, the related Cooperative Project and Cooperative Unit) is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(26)  Customary Provisions.  The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure;

(27)  Conformance With Underwriting Standards. Such Mortgage Loan was underwritten in accordance with the PHH Guide in effect at the time the Mortgage Loan was originated;

(28)  Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property on forms and with riders approved by Fannie Mae and Freddie Mac, signed prior to the approval of such Mortgage Loan application by an appraiser, duly appointed by the originator of such Mortgage Loan, whose compensation is not affected by the approval or disapproval of such Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac for appraisers.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(29)  Deeds of Trust.  If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under such deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(30)  LTV; Primary Mortgage Insurance Policy.  With respect to any Mortgage Loan with an original Loan-to-Value Ratio greater than 80%, the Mortgage Loan is insured by a primary mortgage guaranty insurance policy, issued by an insurer which meets the requirements of Fannie Mae and Freddie Mac, which insures that portion of the Mortgage Loan in excess of the portion of the appraised value of the Mortgaged Property required by Fannie Mae.  All provisions of such primary mortgage guaranty insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such primary mortgage guaranty insurance policy obligates the Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith.  The Note Rate for the Mortgage Loan does not include any such insurance premium;

(31)  Occupancy.  The related Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(32)  Supervision and Examination by a Federal or State Authority.  Each Mortgage Loan either was (a) closed in the name of PHH Mortgage, or (b) closed in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a “HUD Approved Mortgagee”), and was so at the time such Mortgage Loan was originated (PHH Mortgage or such other entity, the “Originator”) or (c) closed in the name of a loan broker under the circumstances described in the following sentence.  If such Mortgage Loan was originated through a loan broker, such Mortgage Loan met the Originator’s underwriting criteria at the time of origination and was originated in accordance with the Originator’s policies and procedures and the Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof.  The Mortgage Loans that Bishop’s Gate is selling to Purchaser were originated by or on behalf of PHH Mortgage and subsequently assigned to Bishop’s Gate.

(33)  Adjustments.  All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(34)  Insolvency Proceedings; The Servicemembers Civil Relief Act. The related Mortgagor (1) is not the subject of any Insolvency Proceeding; and (2) has not notified the Seller and the Seller has no knowledge of any relief or allowed to the Mortgagor under the  Servicemembers Civil Relief Act;

(35)  Fannie Mae/Freddie Mac Documents.  Such Mortgage Loan was closed on standard Fannie Mae or Freddie Mac documents or on such documents otherwise acceptable to them;

(36)  Payments.  No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(37)  The Assignment of Mortgage.  The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(38)  No Advances.  Any principal advances made to the Mortgagor prior to the Cut-off Date have been  consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(39)  Balloon Loans.  Unless otherwise disclosed in the Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature.  With respect to any Mortgage Loan with a balloon payment feature, the Mortgage Note is payable in Monthly Payments based on a thirty year amortization schedule and has a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Mortgage Loan and to pay interest at the related Note Rate.  No Balloon Loan has an original stated maturity of less than seven (7) years;

(40)  Condominium Units/PUDs.  If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the PHH Guide;

(41)  High Cost Mortgage Loans.   No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a “high cost”, “covered”, “abusive”, “predatory”, “home loan”, “Oklahoma Section 10” or “high risk” mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, including without limitation, the provisions of the Georgia Fair Lending Act, New York Banking Law, Section 6-1, the Arkansas Home Loan Protection Act, effective as of June 14, 2003, Kentucky State Statute KRS 360.100, effective as of June 25, 2003, the New Jersey Home Ownership Security Act of 2002 (the “NJ Act”), the New Mexico Home Loan Protection Act (N.M. Stat. Ann. §§ 58-21A-1 et seq.), the Illinois High-Risk Home Loan Act (815 Ill. Comp. Stat. 137/1 et seq.), the Oklahoma Home Ownership and Equity Protection Act, Nevada Assembly Bill No. 284, effective as of Oct. 1, 2003, the Minnesota Residential Mortgage Originator and Servicer Licensing Act (MN Stat. §58.137), the South Carolina High-Cost and Consumer Home Loans Act, effective January 1, 2004, the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations;

(42)  No Rehabilitation Loan.  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a  Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(43)  No Adverse Conditions.  The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgage Property (or with respect to a Cooperative Loan, the Cooperative Pledge Agreement, the Cooperative Unit or the Cooperative Project), the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(44)  Scheduled Interest.  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(45)  Environmental Laws.  The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(46)  Negative Amortization.  No Mortgage Loan is subject to negative amortization or permits the deferral of accrued interest;

(47)  Cooperative Lien Search.  With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Cooperative Unit is located;

(48)  Cooperative Loan- Proprietary Lease.  With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement;

(49)  Cooperative Loan- UCC Financing Statement.  With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same;

(50)  Cooperative Loan- Cooperative Pledge Agreement.  With respect to each Cooperative Loan, each Cooperative Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby.  The Cooperative Pledge Agreement contains an enforceable provision for the acceleration of the payment of the Unpaid Principal Balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof;

(51)  Imaging.  Each imaged document represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner.  Each imaged document is clear and legible, including, but not limited to, accurate reproductions of photographs.  No original documents have been or will be altered in any manner;

(52)  Qualified Mortgage.  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860-2(a)(1);

(53)  [reserved];

(54)  Origination and Servicing Practices.  The origination and servicing practices used by the Seller with respect to the Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Servicer and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the Fannie Mae and Freddie Mac servicing guides.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any material work on a Mortgaged Property which has not been completed;

(55)  Texas Refinance Loans.  Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a prepayment charge.  The Seller does not collect any such prepayment charges in connection with any such Texas Refinance Loan.

(56)  Tax Service Contract.  The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” tax service contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such tax service contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such tax service contract;

(57)  Flood Zone Service Contract.  Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(58)  No Adverse Selection.  No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(59)  Maximum LTV.  The Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 100%;

(60)  Credit Score.  Each Mortgage Loan has a valid and original credit score, with a minimum credit score as set forth in the related Mortgage Loan Schedule;

(61)  Maximum Maturity.  No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(62)  Mortgagor Life Insurance.  No Mortgagor was required to purchase any credit life, disability, accident or health insurance product or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(63)  Georgia Mortgages.  No Mortgage Loan originated or modified on or after October 1, 2002 and prior to March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia;

(64)  Credit Reporting.  The Servicer and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a quarterly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a quarterly basis;

(65)  Predatory Lending Practices.  No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

(66)  Anti-Money Laundering Laws.  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001;

(67)  Origination Practices.  No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Seller which is a higher cost product designed for less creditworthy borrowers, unless at the time of the related Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Seller or any affiliate of the Seller.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Seller, the Seller referred the Mortgagor’s application to such affiliate for underwriting consideration;

(68)  Points, Fees and Charges.  All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation;

(69)  No Manufactured Housing Loans.  No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act;

(70)  MERS Mortgage Loans.  With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related assignment of Mortgage to MERS has been duly and properly recorded;

(71)  MERS Mortgage Loan Notices.  With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(72)  Ground Leases.  Any Mortgage Loan secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property meets the eligibility for purchase requirements of Fannie Mae’s Selling Guide.

(73)  Principally Secured.  Each Mortgage Loan is an obligation which is principally secured by an interest in real property within the meaning of Treasury Regulation section 1.860G 2(a);

(74)  No High Cost Loans or Covered Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.7 Revised, Appendix E (attached hereto as Exhibit 4)) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

(75)  Cooperative Loans.  The Mortgage Note, with respect to a Cooperative Loan, is not and has not been secured by any collateral except the lien of the Cooperative Share and the Proprietary Lease.

Section 3.04

Repurchase and Substitution

The representations and warranties contained in Sections 3.01 or 3.03 shall not be impaired by any review and examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Sellers, the Purchaser or the Custodian to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders. With respect to the representations and warranties contained herein as to which the Sellers have no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, then notwithstanding the lack of knowledge by the Sellers with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Sellers shall take such action described in the following paragraph in respect of such Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and from the Purchaser to the Trustee for the benefit of the Certificateholders and shall inure to the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File.

Upon discovery by either of the Sellers or the Purchaser or the Trustee for the benefit of the Certificateholders of any materially defective document in, or that any material document was not transferred by the applicable Seller (as listed on the related Custodian’s preliminary exception reports, as described in the Custodial Agreement) as part of any Mortgage File or of a breach of any of the representations and warranties contained in Sections 3.01 or 3.03 that materially and adversely affects the interests of the Purchaser or the Trustee for the benefit of the Certificateholders, as assignee of the Purchaser, in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other.

Unless permitted a greater period of time to cure as set forth in Section 2.04, the applicable Seller shall have a period of 60 days from the earlier of either discovery by or receipt of written notice from the Purchaser or the Trustee as assignee of the Purchaser to the Seller of any such missing documentation that was not transferred by the Seller as described above, or of a materially defective document or of any breach of any of the representations and warranties contained in Sections 3.01 or 3.03 that materially and adversely affects the interests of the Purchaser or the Trustee as assignee of the Purchaser in the related Mortgage Loan (a “Defective Mortgage Loan”; provided that “Defective Mortgage Loan” shall also include any Mortgage Loan treated or designated as such in accordance with Section 2.04) within which to deliver such missing document or correct or cure such defect or breach. If such missing document cannot be delivered or such defect or breach can ultimately be cured but is not reasonably expected to be cured within the 60-day period, then the applicable Seller shall have such additional time, if any, as is reasonably determined by the Purchaser or the Trustee as assignee of the Purchaser to cure such breach provided that such Seller has commenced curing or correcting such breach and is diligently pursuing same.  Each Seller hereby covenants and agrees with respect to each Mortgage Loan conveyed by it that, if any missing document cannot be delivered or any breach or defect relating thereto cannot be corrected or cured within the applicable cure period or such additional time, if any, as is reasonably determined by the Purchaser or Trustee as assignee of the Purchaser, then such Seller shall, at the direction of the Purchaser or Trustee as assignee of the Purchaser, either (i) repurchase the Defective Mortgage Loan at the applicable Repurchase Price or (ii) remove such Mortgage Loan (“Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, if any.

As to any Deleted Mortgage Loan for which the applicable Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the applicable Seller shall effect such substitution by delivering to the Purchaser or the Trustee as assignee of the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Legal Documents as are required by Section 2.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.03.

For any month in which the applicable Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution (after application of scheduled principal payments due in the month of substitution which have been received or as to which an advance has been made) is less than the aggregate outstanding principal balance of all such Deleted Mortgage Loans.  The amount of such shortfall shall be paid by the applicable Seller on the date of such substitution) by wire transfer of immediately available funds directly to the Collection Account or the Trustee as assignee of the Purchaser.

Any repurchase of a Defective Mortgage Loan required hereunder shall be accomplished by payment of the applicable Repurchase Price within 3 Business Days of expiration of the applicable time period referred to above in paragraph 3.04 by wire transfer of immediately available funds directly to the Collection Account.  It is understood and agreed that the obligations of a Seller set forth in this Section 3.04 to cure any breach of such Seller’s representations and warranties contained in Sections 3.01 and  3.03 or to repurchase the Defective Mortgage Loan(s) shall constitute the sole remedies of the Purchaser and its assignees respecting a breach of such representations and warranties.

In the event of a repurchase or substitution, the Seller shall, simultaneously with such repurchase or substitution, give written notice (by telecopier, electronically or otherwise) to the Purchaser or the Trustee as assignee of the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and in the case of substitution, identify the Qualified Substitute Mortgage Loan(s) and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan(s) this Agreement.

The parties further agree that, in recognition of Bishop’s Gate’s rights against PHH Mortgage with respect to the Mortgage Loans acquired by it from PHH Mortgage and conveyed to the Purchaser hereunder, the Purchaser or the Trustee as assignee of the Purchaser shall have the right to cause PHH Mortgage to repurchase directly any Defective Mortgage Loan (other than as a result of a breach by Bishop’s Gate of Section 3.03 (3) or 3.03(16) hereof, in which case the Purchaser or the Trustee as assignee of the Purchaser shall have the right to cause Bishop’s Gate to repurchase directly the Defective Mortgage Loan) acquired hereunder by the Purchaser from Bishop’s Gate.

ARTICLE IV:
CONDITIONS PRECEDENT TO CLOSING

Section 4.01

Conditions Precedent to Closing

The purchase and sale of Mortgage Loans hereunder shall be subject to each of the following conditions:

(a)

All of the representations and warranties of each Seller under this Agreement shall be true and correct as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement;

(b)

The Trustee shall have received in escrow, all closing documents as specified herein, in such forms as are agreed upon and acceptable to Purchaser and the Trustee, duly executed by all signatories other than Purchaser as required pursuant to the respective terms thereof;

(c)

All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to the Sellers on the Closing Date the Purchase Price as provided herein.

ARTICLE V:
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01

PHH Mortgage to Act as Servicer; Servicing Standards; Additional Documents; Consent of the Purchaser

(1)  The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and REO Property from and after the Closing Date in accordance with the terms and provisions of the Mortgage Loans, applicable law and the terms and provisions of this Agreement for and on behalf of, and in the best interests of, the Purchaser and the Trustee as assignee of the Purchaser (without taking into account any relationship the Servicer may have with any Mortgagor or other Person, the participation, if any, of the Servicer in any financing provided in connection with the sale of any Mortgaged Property, or the Servicer’s obligation to advance any expenses or incur any costs in the performance of its duties hereunder) in accordance with a standard that is not less than the higher of (a) the same care, skill, prudence and diligence with which it services similar assets held for its own or its Affiliates’ account and (b) the same care, skill, prudence and diligence with which it services similar assets for third party institutional investors, in each case giving due consideration to customary and usual standards of practice of prudent institutional mortgage loan servicers utilized with respect to mortgage loans comparable to the Mortgage Loans.  Subject to the foregoing standards, in connection with such servicing and administration, the Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes; provided that nothing contained herein shall be construed as an express or implied guarantee by the Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Servicer, including with respect to Servicing Fees.

(2)  To the extent consistent with Section 5.01(1) and further subject to any express limitations set forth in this Agreement, the Servicer (acting alone or, solely in the circumstances permitted hereunder, acting through a subservicer) shall have full power and authority to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including the power and authority (a) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents (including estoppel certificates), (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (c) to submit claims to collect any Insurance Proceeds and Liquidation Proceeds, (d) to consent to the application of any Insurance Proceeds or Condemnation Proceeds to the restoration of the applicable Mortgaged Property or otherwise, (e) to bring an action in a court of law, including an unlawful detainer action, to enforce rights of the Purchaser with respect to any Mortgaged Property, (f) to execute and deliver, on behalf of the Purchaser, documents relating to the management, operation, maintenance, repair, leasing, marketing and sale of any Mortgaged Property or any REO Property, and (g) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action not provided for in this Agreement that is materially inconsistent with or materially prejudices the interest of the Purchaser in any Mortgage Loan or under this Agreement.  The Purchaser  or the Trustee as assignee of the Purchaser shall furnish the Servicer with a power of attorney in the form of Exhibit 5.01(a) and other documents reasonably necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and the REO Properties, including documents relating to the foreclosure, receivership, management, operation, maintenance, repair, leasing, marketing and sale (in foreclosure or otherwise) of any Mortgaged Property or any REO Property.

(3)  Notwithstanding anything to the contrary contained herein:

(a)

the Servicer acknowledges that the Purchaser or the Trustee as assignee of the Purchaser will retain title to, and ownership of, the Mortgage Loans and the REO Properties and that the Servicer does not hereby acquire any title to, security interest in, or other rights of any kind in or to any Mortgage Loan or REO Property or any portion thereof;

(b)

the Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in or on any Mortgage Loan or REO Property, unless authorized pursuant to a judicial or administrative proceeding or a court order;

(c)

the Servicer shall, in servicing the Mortgage Loans, follow and comply with the servicing guidelines established by Fannie Mae, provided that the Servicer shall specifically notify the Purchaser in writing and obtain the Purchaser’s written consent prior to the Servicer taking any of the following actions:  (1) modifying, amending or waiving any of the financial terms of, or making any other material modifications to, a Mortgage Loan, except the Servicer may be permitted to do so in the event of a Specially Serviced Mortgage Loan or with respect to a Mortgage Loan insured by HUD or a Primary Insurance Policy, upon the Mortgagor’s request, accept a principal prepayment and re-amortize the then remaining principal balance over the then remaining term of the loan (resulting in a lower scheduled monthly payment but no change in the maturity date); (2) selling any Specially Serviced Mortgage Loan; (3) forgiving principal or interest on, or permitting to be satisfied at a discount, any Mortgage Loan except in the event of a Specially Serviced Mortgage Loan; or (4) accepting substitute or additional collateral, or releasing any collateral, for a Mortgage Loan. If the Purchaser or the Trustee as assignee of the Purchaser has not approved or rejected in writing any proposed action(s) recommended by the Servicer to be taken hereunder within 5 Business Days of the date such recommendation is made, then the Purchaser shall be deemed to have accepted such recommended action(s) and the Servicer shall  take any such action(s);

(d)

the Servicer shall notify the Custodian of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof;

(e)

in accordance with the Fannie Mae Guide, the Servicer shall be entitled to workout compensation as it relates to repayment plans, loan modifications, short-sales, deed-in lieu of foreclosure, and hardship assumptions as evidenced in Exhibit 5.01(b); and

(f)

the Servicer shall remain primarily liable for the full performance of its obligations hereunder notwithstanding any appointment by the Servicer of a subservicer or subservicers hereunder.

Section 5.02

Collection of Mortgage Loan Payments

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans, which procedures shall in any event comply with the servicing standards set forth in Section 5.01.  Furthermore, the Servicer shall ascertain and estimate annual ground rents, taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgages, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 5.03

Notice of Foreclosure Sale

The Servicer shall, within two (2) Business Days following the occurrence of any foreclosure sale with respect to any Mortgaged Property, deliver to the Trustee or the Master Servicer a notice of foreclosure sale substantially in the form of Exhibit 5.03.

Section 5.04

Establishment of Collection Account; Deposits in Collection Account

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts which shall be an Eligible Account.  The creation of any Collection Account shall be evidenced by a letter agreement in the form of Exhibit 5.04 attached hereto. A copy of such letter agreement shall be furnished to the Purchaser upon the execution of this Agreement.

The Servicer shall deposit in the Collection Account, within two Business Days after receipt (or as otherwise required pursuant to this Agreement in the case of clauses (8), (9) and (10) of this Section 5.04) and retain therein the following payments and collections received or made by it subsequent to the Closing Date, or received by it prior to the Closing Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Closing Date:

(1)  all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(2)  all payments on account of interest less the Servicing Fee on the Mortgage Loans;

(3)  all Liquidation Proceeds;

(4)  all REO Disposition Proceeds;

(5)  all Insurance Proceeds, including amounts required to be deposited pursuant to Section 5.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Properties or released to the applicable Mortgagors in accordance with the Servicer’s normal servicing procedures, the related Mortgages or applicable law;

(6)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to a Mortgagor in accordance with the Servicer’s normal servicing procedures, the related Mortgage or applicable law;

(7)  any Monthly Advances in accordance with Section 6.03;

(8)  with respect to each Principal Prepayment an amount (to be paid by the Servicer out of its funds) described pursuant to Section 6.03(3);

(9)  any amounts required to be deposited by the Servicer pursuant to Section 5.16 in connection with any losses on Permitted Investments; and

(10)  any amounts required to be deposited in the Collection Account pursuant to Sections 7.01 or 7.02 or otherwise pursuant to the terms hereof.

(11)  Foreclosure Profits

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 7.01, need not be deposited by the Servicer in the Collection Account and shall be retained by the Servicer as additional compensation.

Section 5.05

Permitted Withdrawals from the Collection Account

The Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

(1)  to reimburse itself for unreimbursed Monthly Advances and Servicing Advances that the Servicer has determined to be Non-Recoverable Advances as provided in Section 6.04;

(2)  to make payments to the Purchaser or the Trustee as assignee of the Purchaser in the amounts, at the times and in the manner provided for in Section 6.01;

(3)  [reserved];

(4)  to reimburse itself for unreimbursed Servicing Advances and for unreimbursed Monthly Advances, the Servicer’s right to reimburse itself pursuant to this Subsection (4) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser, except that, where  a Seller or the Servicer is required to repurchase (or substitute a Qualified Substitute Mortgage Loan for) a Mortgage Loan pursuant to Sections 2.04 and/or 7.02, the Servicer’s right to such reimbursement shall be subsequent and subordinate to the payment to the Purchaser of the applicable Repurchase Price (or delivery of a Qualified Substitute Mortgage Loan) and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(5)  to pay to itself as additional servicing compensation any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date); provided that no such amounts shall be payable as servicing compensation to the extent they relate to a Mortgage Loan with respect to which a default, breach, violation, or event of acceleration exists or would exist but for the lapse of time, the giving of notice, or both;

(6)  to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.04 and/or 7.02 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined (except to the extent that such amounts constitute part of the Repurchase Price to be remitted to the Securities Administrator on behalf of the Trustee as assignee of the Purchaser);

(7)  to remove any amounts deposited into the Collection Account in error; and

(8)  to clear and terminate the Collection Account in the event a new Collection Account has been established, or upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this Agreement.

The Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to this Section.

Section 5.06

Establishment of Escrow Accounts; Deposits in Escrow

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts which shall be an Eligible Account. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown on Exhibit 5.06 attached hereto. A copy of such letter agreement shall be furnished to the Purchaser and the Trustee upon the execution of this Agreement.

The Servicer shall deposit in each Escrow Account within two Business Days after receipt, and retain therein, (i) all Escrow Payments collected on account of the related Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only to effect such payments as are required under Sections 5.07 and/or 5.08.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, without any right of reimbursement therefor.

Section 5.07

Permitted Withdrawals From Escrow Accounts

Withdrawals from any Escrow Account may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage, (ii) to the extent not prohibited by the related Mortgage Note, to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) if permitted by applicable law, for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to the restoration or repair of the Mortgaged Property in accordance with the terms of the related Mortgage Loan, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse a Mortgagor in connection with the making of the Payoff of the related Mortgage Loan or the termination of all or part of the escrow requirement in connection with the Mortgage Loan, (viii) to remove any amounts deposited into the Escrow Account in error; or (ix) to clear and terminate the Escrow Account in the event a new Escrow Account has been established or upon  the termination of this Agreement.

Section 5.08

Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  If a Mortgage does not provide for Escrow Payments, then the Servicer shall require that any such payments be made by the Mortgagor at the time they first become due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments but shall be entitled to reimbursement thereof in accordance with the terms of this Agreement.

The Servicer shall maintain in full force and effect a Primary Insurance Policy, conforming in all respects to the description set forth in Section 3.03(30), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is required.  Such coverage will be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 75% or less in the case of a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80% or until such time, if any, as such insurance is required to be released in accordance with the provisions of applicable law including, but not limited to, the Homeowners Protection Act of 1998.  The Servicer shall assure that all premiums due under any Primary Insurance Policy are paid in a timely manner, but, shall be entitled to reimbursement pursuant to the terms of this Agreement for premiums paid by the Servicer on behalf of any Mortgagor who is obligated to pay such premiums but fails to do so.  The Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with an insurer that satisfies the standards set forth in Section 3.03(30).  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy.  If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, then the Servicer shall obtain, and, except as otherwise provided above, maintain, a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser and the Trustee as assignee of the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 5.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal in accordance with Section 5.05.

Section 5.09

Transfer of Accounts

The Servicer may transfer the Collection Account or any Escrow Account to a different depository institution from time to time; provided that (i) no such transfer shall be made unless all certifications or letter agreements required under Section 5.04 have been executed and delivered by the parties thereto; and (ii) concurrently upon any such transfer, the Servicer shall give 30 days prior written notice thereof to the Purchaser.  Notwithstanding anything to the contrary contained herein, the Collection Account and each Escrow Account shall at all times constitute Eligible Accounts.

Section 5.10

Maintenance of Hazard Insurance

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (1) the Unpaid Principal Balance of such Mortgage Loan in accordance with the Mortgage or (2) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the loss payee from becoming a co-insurer.

If any Mortgaged Property is in an area identified by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, then the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the outstanding principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) or (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended (assuming that the area in which such Mortgaged Property is located is participating in such program).

The Servicer shall also maintain on each REO Property fire, hazard and liability insurance, and to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of such property and (b) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Note Rate and related Servicing Advances.

All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or, upon request, to the Purchaser, and shall provide for at least 30 days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided that the Servicer shall not accept any such insurance policies from insurance companies unless such companies (a) currently reflect (1) a general policyholder’s rating of B+ or better and a financial size category of III or better in Best’s Key Rating Guide, or (2) a general policyholder’s rating of “A” or “A-” or better in Best’s Key Rating Guide, and (b) are licensed to do business in the state wherein the related Mortgaged Property is located.  Notwithstanding the foregoing, the Servicer may accept a policy underwritten by Lloyd’s of London or, if it is the only coverage available, coverage under a state’s Fair Access to Insurance Requirement (FAIR) Plan.  If a hazard policy becomes in danger of being terminated, or the insurer ceases to have the ratings noted above, the Servicer shall notify  the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

Pursuant to Section 5.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Collection Account within two Business Days after receipt, subject to withdrawal in accordance with Section 5.05.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Purchaser, be added to the Unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 5.11

Reserved

Section 5.12

Fidelity Bond; Errors and Omissions Insurance

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the “Mortgage Banker’s Blanket Bond” and shall protect and insure the Servicer against losses, including losses arising by virtue of any Mortgage Loan not being satisfied in accordance with the procedures set forth in Section  7.02 and/or losses resulting from or arising in connection with forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of or by such Persons.  Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 5.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Servicing Guide.  The Servicer shall cause to be delivered to the Purchaser upon request:  (i)  a certified true copy of the Fidelity Bond and insurance policy; and (ii) a written statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 5.13

Realization Upon Specially Serviced Mortgage Loans and REO Properties

The Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which (a) in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with prudent lending practices, be made for collection of delinquent payments pursuant to Section 5.01 and (b) such foreclosure or other conversion is otherwise in accordance with Section 5.01.  The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine that such expenses will be recoverable to it as Servicing Advances either through Liquidation Proceeds or through Insurance Proceeds (in accordance with Section 5.05) or from any other source relating to the Specially Serviced Mortgage Loan.  The Servicer shall be required to advance funds for all other costs and expenses incurred by it in any such foreclosure proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated by Section 5.05.

Upon any Mortgaged Property becoming an REO Property, the Servicer shall promptly notify the Purchaser thereof, specifying the date on which such Mortgaged Property became an REO Property.  Pursuant to its efforts to sell such REO Property, the Servicer shall, either itself or through an agent selected by it, protect and conserve such REO Property in accordance with the servicing standards set forth in Section 5.01 and may, subject to Section 5.01(3)(c) and incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, for the period to the sale of such REO Property.

Notwithstanding anything to the contrary contained herein, the Purchaser shall not, and the Servicer shall not on the Purchaser’s behalf, acquire any real property (or personal property incident to such real property) except in connection with a default or a default that is imminent on a Mortgage Loan.  If the Purchaser acquires any real property (or personal property incident to such real property) in connection with such a default, then such property shall be disposed of by the Servicer in accordance with this Section and Section 5.15 as soon as possible but in no event later than 3 years after its acquisition by the Servicer on behalf of the Purchaser, unless the Servicer obtains, at the expense of the Purchaser, in a timely fashion an extension from the Internal Revenue Service for an additional specified period.

If, in the exercise of its servicing obligations with respect to any Mortgaged Property hereunder, the Servicer deems it is necessary or advisable to obtain an Environmental Assessment, then the Servicer shall so obtain an Environmental Assessment, it being understood that all reasonable costs and expenses incurred by the Servicer in connection with any such Environmental Assessment (including the cost thereof) shall be deemed to be Servicing Advances recoverable by the Servicer pursuant to Section 5.14(4).  Such Environmental Assessment shall (a) assess whether (1) such Mortgaged Property is in material violation of applicable Environmental Laws or (2) after consultation with an environmental expert, taking the actions necessary to comply with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, and (b) identify whether (1) any circumstances are present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or (2) if such circumstances exist, after consultation with an environmental expert, taking such actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  (The conditions described in the immediately preceding clauses (a) and (b) shall be referred to herein as “Environmental Conditions Precedent to Foreclosure.”)  If any such Environmental Assessment so warrants, the Servicer is hereby authorized to and shall perform such additional environmental testing as it deems necessary and prudent to establish the satisfaction of the foregoing Environmental Conditions Precedent to Foreclosure or to proceed as set forth below (such additional testing thereafter being included in the term “Environmental Assessment ”).

If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with this Section 5.13 establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property, but the Servicer in good faith reasonably believes that it is in the best economic interest of the Purchaser to proceed against such Mortgaged Property and, if title thereto is acquired, to take such remedial, corrective or other action with respect to the unsatisfied condition or conditions as may be prescribed by applicable law to satisfy such condition or conditions, then the Servicer shall so notify the Purchaser.  If, pursuant to Section 5.01(3)(c), the Purchaser is deemed to have accepted Servicer’s recommendation to proceed against such Mortgaged Property, then the Servicer shall so proceed.  The cost of any remedial, corrective or other action contemplated by the preceding sentence in respect of any of the Environmental Conditions Precedent to Foreclosure that is not satisfied shall not be an expense of the Servicer and the Servicer shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with any such action.

If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with this Section 5.13 establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property and, in accordance with Section 5.01(3)(c), the Purchaser elects or is deemed to have elected not to proceed against such Mortgaged Property, then the Servicer shall, subject to Section 5.01(3)(c), take such action as it deems to be in the best economic interest of the Purchaser (other than proceeding against the Mortgaged Property or directly or indirectly becoming the owner or operator thereof) as determined in accordance with the servicing standard set forth in Section 5.01 and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

Prior to the Servicer taking any action with respect to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation on any Mortgaged Property, the Servicer shall request the approval of the Purchaser in accordance with Section 5.01(3)(c) and, if such action is deemed approved by the Purchaser, (a) keep the Purchaser apprised of the progress of such action; and (b) take such action in compliance with all applicable Environmental Laws.

Section 5.14

Management of REO Properties

If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an “REO Property”), the deed or certificate of sale shall be taken in the name of the Purchaser or the Person designated by the Purchaser.  The Servicer (acting alone or through a subservicer or managing agent specializing in the disposition of REO Properties), on behalf of the Purchaser, shall, subject to Section 5.01(3)(c), dispose of any REO Property pursuant to Section 5.15. Promptly following any acquisition by the Purchaser (through the Servicer) of an REO Property, the Servicer shall obtain a narrative appraisal thereof (at the expense of the Purchaser) in order to determine the fair market value of such REO Property.  The Servicer shall also cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter, and Servicer shall be entitled to be reimbursed for expenses in connection therewith in accordance with this Agreement.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser’s custodian. Notwithstanding anything to the contrary contained herein, if a REMIC election has been or is to be made with respect to the arrangement under which the Mortgage Loans and the REO Properties are held, then the Servicer shall manage, conserve, protect and operate each REO Property in a manner that does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 86OG(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 86OF(a)(2)(B) or any “net income from foreclosure property” within the meaning of Section 86OG(c)(2) of the Code (or comparable provisions of any successor or similar legislation).

The Servicer shall deposit and hold all revenues and funds collected and received in connection with the operation of each REO Property in the Collection Account, and the Servicer shall account separately for revenues and funds received or expended with respect to each REO Property.

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (and, in particular, Section 5.01(3)(c)), to do any and all things in connection with any REO Property as are consistent with the servicing standards set forth in Section 5.01.  In connection therewith, the Servicer shall deposit or cause to be deposited within two (2) Business Day of receipt in the Collection Account all revenues and collections received or collected by it with respect to each REO Property, including all proceeds of any REO Disposition.  Subject to Section 5.13, the Servicer shall withdraw (without duplication) from the Collection Account and or Escrow Account, but solely from the revenues and collections received or collected by it with respect to a specific REO Property, such funds necessary for the proper operation, management and maintenance of such REO Property, including the following:

(1)  all insurance premiums due and payable in respect of such REO Property;

(2)  all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(3)  all customary and reasonable costs and expenses necessary to maintain, repair, appraise, evaluate, manage or operate such REO Property (including the customary and reasonable costs incurred or assessed by any “managing agent” retained by the Servicer in connection with the maintenance, management or operation of such REO Property);

(4)  all reasonable costs and expenses of restoration improvements, deferred maintenance and tenant improvements; and

(5)  all other reasonable costs and expenses, including reasonable attorneys’ fees, that the Servicer may suffer or incur in connection with its performance of its obligations under this Section (other than costs and expenses that the Servicer is expressly obligated to bear pursuant to this Agreement).

To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (1) through (5) above, the Servicer shall, subject to Section 6.04, advance the amount of funds required to cover the shortfall with respect thereto.  The Servicer shall promptly notify the Purchaser in writing of any failure by the Servicer to make a Servicing Advance of the type specified in clauses (1) or (2) above (irrespective of whether such Servicing Advance is claimed to be non-recoverable by the Servicer pursuant to Section 6.04).

Following the consummation of an REO Disposition, the Servicer shall remit to the Purchaser, in accordance with Section 6.01, any proceeds from such REO Disposition in the Collection Account following the payment of all expenses and Servicing Advances relating to the subject REO Property.

Section 5.15

Sale of REO Properties

The Servicer shall offer to sell any REO Property in the manner that is in the best interests of the Purchaser or other owner of the REO, but no later than the time determined by the Servicer to be sufficient to result in the sale of such REO Property on or prior to the time specified in Section 5.13.  In accordance with the servicing standards set forth in Section 5.01, the Servicer or designated agent of the Servicer shall solicit bids and offers from Persons for the purchase of any REO Property.

The Servicer shall act on behalf of the Purchaser in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith.  The Servicer shall manage and negotiate terms of sale on Specially Serviced Mortgage Loans or REO Properties with the same care, skill, prudence and diligence with which Servicer manages its own REO Properties.  The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in the Collection Account in accordance with Section 5.04.

Section 5.16

Investment of Funds in the Collection Account

The Servicer may direct any depository institution which holds the Collection Account to invest the funds in the Collection Account in one or more Permitted Investments bearing interest.  All such Permitted Investments shall be held to maturity, unless payable on demand.  In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

(a)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(b)

demand payment of all amounts due thereunder promptly upon determination by the Servicer or notice from the Purchaser that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

All income and gain realized from investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 5.05.  The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any Permitted Investment immediately upon realization of such loss.

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Purchaser may elect to take such action, or instruct the Servicer to take such action, as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings, at the expense of the Servicer.

Section 5.17

MERS

In the case of each MERS Mortgage Loan, the Servicer shall, as soon as practicable after the Purchaser’s request (but in no event more than 30 days thereafter with respect to each Mortgage Loan that was a MERS Mortgage Loan as of the Closing Date, or 90 days thereafter with respect to each Mortgage Loan that was a MERS Eligible Mortgage Loan as of the Closing Date and subsequent to the Closing Date becomes a MERS Mortgage Loan ), take such actions as are necessary to cause the Purchaser to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.   Each of the Purchaser and the Servicer shall maintain in good standing its membership in MERS.  In addition, Each of the Purchaser and the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended.  With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Mortgage Loans.  The Servicer shall cooperate with the Purchaser and any successor owner or successor servicer to the extent necessary to ensure that any transfer of ownership or servicing is appropriately reflected on the MERS system.

Section 5.18

Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Serivcer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 5.19

[Reserved]

ARTICLE VI:
REPORTS; REMITTANCES; ADVANCES

Section 6.01

Remittances

(1)  On each Remittance Date, the Servicer shall remit to the Securities Administrator on behalf of the Trustee as assignee of the Purchaser (a) all amounts credited to the Collection Account as of the close of business on the last day of the related Due Period (including (1) the amount of any Principal Prepayment, together with interest thereon at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs except when such Principal Prepayment is received on the last day of the related Due Period in which case interest calculated at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs shall not be remitted and (2) all proceeds of any REO Disposition net of amounts payable to the Servicer pursuant to Section 5.14), net of charges against or withdrawals from the Collection Account in accordance with Section 5.05, which charges against or withdrawals from the Collection Account the Servicer shall make solely on such Remittance Date, plus (b) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 6.03; provided that the Servicer shall not be required to remit, until the next following Remittance Date, any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period.

(2)  All remittances made to the Master Servicer on behalf of the trustee as assignee of the Purchaser on each Remittance Date will be made to the Purchaser by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

ACE SECURITIES CORP.

BANK:

WELLS FARGO BANK, N.A.

ABA:

121000248

ACCT #:

39770771416

ACCT NAME: SAS Clearing

FFC:

PHH 2007-3, #53158600

(3)  With respect to any remittance received by the Securities Administrator on behalf of the Trustee as assignee of the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Securities Administrator on behalf of the Trustee as assignee of the Purchaser interest on any such late payment at an annual rate equal to One-month LIBOR (as published in the Wall Street Journal) plus 200 basis points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Securities Administrator on behalf of the Trustee as assignee of the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  Neither the payment by the Servicer nor the acceptance by the Purchaser of any such interest shall be deemed an extension of time for payment or a waiver by the Purchaser or the Trustee as assignee of the Purchaser of any Event of Default.

Section 6.02

Reporting

On or before the 5th Business Day following the Accounting Cut-off Date of each month during the term hereof, the Servicer shall deliver to the Purchaser monthly accounting reports substantially in the formats of Exhibits 6.02(a) through (i), and including the information set forth on Exhibit 6A, and in such other forms and contents as may be mutually agreed upon by Servicer and Master Servicer, with respect to the most recently ended Due Period.  Such monthly accounting reports shall include information as to the aggregate Unpaid Principal Balance of all Mortgage Loans, the scheduled amortization of all Mortgage Loans and the amount of any Principal Prepayments as of the most recent Accounting Cut-off Date.  Such monthly reports shall be available by the Servicer on the Servicer’s secured web-site.  The Servicer shall provide secured access and password(s) to the Trustee and the Securities Administrator on the operation of the website.

The Servicer shall furnish to the Purchaser and its designee during the term of this Agreement such other periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be reasonably requested by the Purchaser or its designee with respect to Mortgage Loans or REO Properties (provided the Servicer shall have received reasonable notice and opportunity to prepare such reports, information or documentation), including any reports, information or documentation reasonably required to comply with any regulations of any governmental agency or body having jurisdiction over the Purchaser or such designee, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser or such designee may reasonably request.  If any of such reports, periodic, special or other reports, information or documentation are not customarily prepared by the Servicer or require that the Servicer program data processing systems create any reports, information or documentation that is not customarily prepared by the Servicer, then the Person requesting such reports, information or documentation shall pay to the Servicer a fee mutually agreed to by the Person requesting such reports, information or documentation and the Servicer, taking into account the Servicer’s actual time and cost in preparing such reports, information or documentation.  The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser or its designee, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

The parties to this Agreement agree that any report, information or documentation required to be provided by the Servicer pursuant to Article XIII or Article XIIIA of this Agreement shall not be subject to the requirements of Section 6.02.

Section 6.03

Monthly Advances by the Servicer

(1)  Not later than the close of business on the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to all Monthly Payments not previously advanced by the Servicer (with interest adjusted to the Remittance Rate) that were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.  The Servicer may reduce the total amount to be deposited in the Collection Account as required by the foregoing sentence by the amount of funds in the Collection Account which are to be remitted to Purchaser on a Remittance Date or Dates subsequent to the related Due Period.

(2)  The Servicer’s obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the Remittance Date for the remittance of all Liquidation Proceeds or REO Disposition Proceeds and other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) with respect to the Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Purchaser and the Securities Administrator an Officers’ Certificate evidencing the determination by the Servicer in accordance with Section 6.04 that an advance with respect to such Mortgage Loan would constitute a Non-recoverable Advance.

(3)  On the Business Day prior to the Remittance Date, the Servicer shall deposit into the Collection Account payments on account of Prepayment Interest Shortfall Amount in an aggregate amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfall Amount for the related Remittance Date resulting solely from Principal Prepayments during the related Due Period, and (ii) the total amount of the servicing compensation that would be payable to the Servicer if no Principal Prepayment was made during the Due Period related to such Remittance Date.  Such payments shall be deposited into the Collection Account.

Section 6.04

Non-recoverable Advances

The determination by the Servicer that it has made a Non-recoverable Advance or that any Monthly Advance or Servicing Advance, if made, would constitute a Non-recoverable Advance shall be evidenced by an Officers’ Certificate delivered to the Purchaser detailing the reasons for such determination.

Section 6.05

[Reserved]

ARTICLE VII:
GENERAL SERVICING PROCEDURE

Section 7.01

Enforcement of Due-on-Sale Clauses, Assumption Agreements

(1)  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “ due-on-sale” clause applicable thereto; provided that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

(2)  If the Servicer is prohibited from enforcing such “due-on-sale” clause, then the Servicer will attempt to enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.   (For purposes of this Section 7.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.)

(3)  If the Servicer receives a request for any Mortgage Loan to be assumed, then the Servicer shall inquire into the creditworthiness of the proposed transferee and shall use the same underwriting criteria for approving the credit of the proposed transferee that are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  Where an assumption is allowed, the Servicer, with the prior written consent of the primary mortgage insurer, if any, and subject to the conditions of Section 7.01(3), shall, and is hereby authorized to, enter into a substitution of liability agreement with the Person to whom the Mortgaged Property is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.  In no event shall the Note Rate, the amount of the Monthly Payment or the final maturity date be changed.  The Servicer shall notify the Purchaser or the Trustee as assignee of the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or the Trustee as assignee of the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Purchaser’s Mortgage File and shall, for all purposes, be considered a part of such Purchaser’s Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional compensation for servicing the Mortgage Loans.

If the credit of the proposed transferee does not meet such underwriting criteria, then the Servicer shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 7.02

Satisfaction of Mortgages and Release of Mortgage Files

Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Purchaser by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.04 have been or will be so deposited and shall request delivery to it of the Purchaser’s Mortgage File held by the Purchaser or its designee.  Upon receipt of such certification and request, the Purchaser shall promptly release the related mortgage documents to the Servicer and the Servicer shall promptly prepare and process any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

With the exception of short sales, if the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, or should it otherwise take such action which results in a reduction of the coverage under the Primary Insurance Policy, if any, then the Servicer shall promptly give written notice thereof to the Purchaser or its designee, and, within 5 Business Days following written demand therefor from the Purchaser or its designee to the Servicer, the Servicer shall repurchase the related Mortgage Loan by paying to the Securities Administrator as designee of the Purchaser the Repurchase Price therefor by wire transfer of immediately available funds directly to the Collection Account.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the Purchaser’s Mortgage File held by the Purchaser or its designee to the Servicer.  Such servicing receipt shall obligate the Servicer to return the related mortgage documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Purchaser’s Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Purchaser or its designee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Purchaser’s Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection Account, the servicing receipt shall be released by the Purchaser to the Servicer.

Section 7.03

Servicing Compensation

As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicing Fee.  The Servicing Fee in respect of a Mortgage Loan for a particular month shall become payable only upon the receipt by the Servicer from the Mortgagor of the full Monthly Payment in respect of such Mortgage Loan.  Additional servicing compensation in the form of assumption fees, as provided in Section 7.01, late payment charges and other servicer compensation for modifications and short sales as provided in Section 5.01(3)(e), and other shall be retained by the Servicer to the extent not required to be deposited in the Collection Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 7.04

[Reserved]

Section 7.05

[Reserved]

Section 7.06

Purchaser’s Right to Examine Servicer Records

The Purchaser shall have the right to examine and audit, during business hours or at such other times as are reasonable under applicable circumstances, upon 15 Business Days advance notice any and all of (i) the credit and other loan files relating to the Mortgage Loans or the Mortgagors, (ii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) relating to the servicing of the Mortgage Loans and (iii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) that are relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.  The Servicer shall be obligated to make the foregoing information available to the Purchaser at the site where such information is stored; provided that the Purchaser shall be required to pay all reasonable costs and expenses incurred by the Servicer in making such information available.

ARTICLE VIII:

Section 8.01

[Reserved]

ARTICLE IX:
THE SELLERS/SERVICER

Section 9.01

[Reserved]

Section 9.02

Merger or Consolidation of the Seller or Servicer

The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement with respect to the Servicer or any of the Mortgage Loans and to perform its duties under this Agreement.

The Seller will keep in full effect its existence, rights and franchises as a corporation or a Delaware business trust, as applicable, under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement with respect to such Seller and to perform its duties under this Agreement.

Any Person into which a Seller or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of such Seller’s or the Servicer’s assets to such Person) to which the Seller or the Servicer, as the case may be, shall be a party, or any Person succeeding to the business of such Seller or the Servicer, shall be the successor of such Seller or the Servicer, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that, unless otherwise consented to by the Purchaser, the successor or surviving Person, in the case of a merger or consolidation, etc. of the Servicer, shall be an institution qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac in accordance with the requirements of Section 3.02(1) and shall not cause a rating on any security backed by a Mortgage Loan to be downgraded and shall satisfy any requirements of Section 12.01 with respect to qualifications of a successor to the Servicer.

Section 9.03

Limitation on Liability of the Sellers and the Servicer

None of the Sellers, the Servicer or any of the officers, employees or agents of the Sellers or the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or pursuant to the express written instructions of the Purchaser, or for errors in judgment made in good faith; provided that this provision shall not protect the Sellers, the Servicer or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, gross negligence or any breach in the performance of the obligations and duties hereunder.  The Sellers and the Servicer and any officer, employee or agent of the Sellers and the Servicer may rely in good faith on any document of any kind reasonably believed by the Sellers or such Person to be genuine and prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their duties hereunder and which in their opinion may involve them in any expense or liability; provided that the Servicer may in their discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.  This indemnity shall survive the termination of this Agreement.

Section 9.04

Servicer Not to Resign; Pledge of Servicing Rights

With respect to the retention by PHH Mortgage of the servicing of the Mortgage Loans and the REO Properties hereunder, PHH Mortgage acknowledges that the Purchaser and the Trustee as assignee of the Purchaser has acted in reliance upon PHH Mortgage’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Consequently, PHH Mortgage shall not assign the servicing rights retained by it hereunder to any third party nor resign from the obligations and duties hereby imposed on it except  (i) in the case of a partial or complete assignment of the servicing rights to one or more servicers that are Fannie Mae- or Freddie Mac-approved or (ii) 3 Business Days following any determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by PHH Mortgage under subsection (ii) hereof.  Notwithstanding anything to the contrary in this Agreement, the Servicer shall have the right to pledge its servicing rights hereunder.  Other than in the case of a pledge of servicing rights, any determination permitting the transfer of the servicing rights or the resignation of PHH Mortgage shall be evidenced by an opinion of counsel to such effect delivered to the Purchaser, which opinion of counsel shall be in form and substance reasonably acceptable to the Purchaser. No resignation of the Servicer or foreclosure by a lender upon the Servicer’s servicing rights in connection with a pledge of servicing rights shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 12.

ARTICLE X:
DEFAULT

Section 10.01

Events of Default

In case one or more of the following events shall occur and be continuing:

(1)  any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of 1 Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser unless such failure to remit is due to a cause beyond the Servicer’s control, including an act of God, act of civil, military or governmental authority, fire, epidemic, flood, blizzard, earthquake, riot, war, or sabotage, provided that the Servicer gives the Purchaser notice of such cause promptly and uses its reasonable efforts to correct such failure to remit and does so remit within 2 Business Days following such failure to remit;

(2)  any failure on the part of a Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; provided that such 30-day period shall not begin until the expiration of the applicable cure periods, if any;

(3)  any filing of an Insolvency Proceeding by or on behalf of the Servicer, any consent by or on behalf of the Servicer to the filing of an Insolvency Proceeding against the Servicer, or any admission by or on behalf of the Servicer of its inability to pay its debts generally as the same become due;

(4)  any filing of an Insolvency Proceeding against the Servicer that remains undismissed or unstayed for a period of 60 days after the filing thereof;

(5)  any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the Servicer;

(6)  any failure or inability of the Servicer to be eligible to service Mortgage Loans for Fannie Mae or Freddie Mac;

(7)  any sale, transfer, assignment, or other disposition by the Servicer of all or substantially all of its property or assets to a Person who does not meet the qualifications enumerated or incorporated by reference into Section 9.02, any assignment by the Servicer of this Agreement or any of the Servicer’s rights or obligations hereunder except in accordance with Section 9.04, or any action taken or omitted to be taken by the Servicer in contemplation or in furtherance of any of the foregoing, without the consent of the Purchaser; or

(8)  any failure by the Servicer to be in compliance with applicable “doing business” or licensing laws of any jurisdiction where Mortgaged Property is located;

(9)  S&P, Moody’s or Fitch lowers Servicer’s servicing rating by more than two levels anytime after the date of this Agreement; or

(10)  Subject to the last paragraph of Subsection 13A.07(b)(ii), the occurrence of an “Event of Default” as provided in Subsection 13A.07(b)(ii);

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer may, in addition to whatever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing of the Mortgage Loans subject to Section 12.01, without the Purchaser’s incurring any penalty or fee of any kind whatsoever in connection therewith; provided that, upon the occurrence of an Event of Default under Subsection (3), (4) or (5) of this Section 10.01, this Agreement and all authority and power of the Servicer hereunder (whether with respect to the Mortgage Loans, the REO Properties or otherwise) shall automatically cease.  On or after the receipt by the Servicer of such written notice, all authority and power of the Sellers under this Agreement (whether with respect to the Mortgage Loans or otherwise) shall pass to and be vested in the successor appointed pursuant to Section 12.  All servicing transfer costs shall be paid by the Servicer upon presentation of reasonable documentation of such costs.  Notwithstanding the occurrence of an Event of Default, the Sellers or the Servicer, as applicable, shall be entitled to all amounts due to such party and remaining unpaid on such date of termination.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Subsection 9.04) of the Servicer hereunder, either (i) the successor Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Servicer shall cooperate with the successor company either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor company or (y) in causing MERS to designate on the MERS System the successor company as the servicer of such Mortgage Loan.

The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI:
TERMINATION

Section 11.01

Term and Termination

(1)  The servicing obligations of the Servicer under this Agreement may be terminated as provided in Section 10.01 hereof.

(2)  In any case other than as provided under Subsection (1) hereof, the respective obligations and responsibilities of the Sellers hereunder shall terminate upon:  (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (b) the mutual written consent of the Sellers and the Purchaser.

(3)  Upon any termination of this Agreement or the servicing obligations of the Servicer hereunder, then the Servicer shall prepare, execute and deliver all agreements, documents and instruments, including all Servicer Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect such termination, all at the Servicer’s sole expense.  In any such event, the Servicer agrees to cooperate with the Purchaser in effecting the termination of the Servicer’s servicing responsibilities hereunder, including the transfer to the Purchaser or its designee for administration by it of all cash amounts which shall at the time be contained in, or credited by the Servicer to, the Collection Account and/or the Escrow Account or thereafter received with respect to any Mortgage Loan or REO Property.

Section 11.02

Survival

Notwithstanding anything to the contrary contained herein, the representations and warranties of the parties contained herein and in any certificate or other instrument delivered pursuant hereto, as well as the other covenants hereof (including those set forth in Section 9.01) that, by their terms, require performance after the termination by this Agreement, shall survive the delivery and payment for the Mortgage Loans on the Closing Date as well as the termination of this Agreement and shall inure to the benefit of the parties, their successors and assigns. Sellers further agree that the representations, warranties and covenants made by Sellers herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Purchaser notwithstanding any investigation heretofore made by Purchaser or on Purchaser’s behalf.

ARTICLE XII:
GENERAL PROVISIONS

Section 12.01

Successor to the Servicer

Upon the termination of the Servicer’s servicing responsibilities and duties under this Agreement pursuant to Section 9.04, 10.01, or 11.01, the Purchaser shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement or (ii) appoint a successor servicer which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; provided, however, that in the case of any assignment by the Servicer of servicing rights pursuant to clause (i) or foreclosure by a lender upon the Servicer’s servicing rights in connection with a pledge of servicing rights pursuant to Section 9.04, any related assignee of such servicing rights shall succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement with respect to the Mortgage Loans to be serviced by such assignee.  Any successor to the Servicer appointed in connection with foreclosure by a lender upon the Servicer’s servicing rights pursuant to Section 9.04 shall be Fannie Mae- or Freddie Mac-approved.  If the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, then the Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof (if applicable) all on the terms and conditions contained herein and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The termination of the Servicer’s servicing responsibilities pursuant to any of the aforementioned Sections shall not, among other things, relieve the predecessor Servicer of its obligations pursuant to Section 7.02, the representations and warranties or other obligations set forth in Section 3.02 and the remedies available to the Purchaser under the various provisions of this Agreement.  In addition, such termination shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination.

Any successor servicer appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement provided, however, that such successor servicer shall not assume, and the Servicer shall indemnify such successor servicer for, any and all liabilities arising out of the predecessor Servicer’s acts as servicer.  Any termination of the Servicer pursuant to Sections 10, 11 or 13 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation or remedies with respect to such claims.

The Servicer shall promptly deliver to the successor servicer the funds in the Collection Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor servicer all such rights, powers, duties, responsibilities, obligations and liability of the Servicer.  The successor servicer shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Servicing Advances which the successor servicer retains hereunder and which could otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

Section 12.02

Governing Law

This Agreement is to be governed by, and construed in accordance with the internal laws of the State of New York without giving effect to principals of conflicts of laws. The obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.03

Notices

Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of the Purchaser, Deutsche ACE Securities Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, Attention: PHHAM 2007-3, (ii) in the case of PHH Mortgage, PHH Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel, NJ  08054, Attention: Vice President, Servicing, (iii) in the case of Bishop’s Gate, c/o PHH Mortgage Corporation, as  Administrator, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, Attention:  Allyn C. Brown, Vice President, Secondary Marketing, or such other address as may hereafter be furnished to the Purchaser in writing by the applicable Seller, (iv) in the case of the Master Servicer and the Securities Administrator, P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  PHH Alternative Mortgage Trust, Series 2007-3 (telecopy number:  (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer or the Securities Administrator, and (v) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter furnish to the Master Servicer and the Depositor in writing by the Trustee.

Section 12.04

Severability of Provisions

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.05

Schedules and Exhibits

The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

Section 12.06

General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(2)  any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(3)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs, ” and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(5)  a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(6)  a reference to a “day” shall be a reference to a calendar day;

(7)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(8)  the terms “include” and “including” shall mean without limitation by reason of enumeration .

Section 12.07

Waivers and Amendments, Noncontractual Remedies; Preservation of Remedies

This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 12.08

Captions

All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

Section 12.09

Counterparts; Effectiveness

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement shall become effective as of the date first set forth herein upon the due execution and delivery of this Agreement by each of the parties hereto.

Section 12.10

Entire Agreement; Amendment

This Agreement (including the schedules and exhibits annexed hereto or referred to herein) contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representatives of the parties hereto.

Section 12.11

Further Assurances

Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby.  The Sellers will promptly and duly execute and deliver to the Purchaser such documents and assurances and take such further action as the Purchaser may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Purchaser.

Section 12.12

Intention of the Parties

The parties hereto intend that the conveyance of each Seller’s right, title and interest in and to the Mortgage Loans to the Purchaser shall constitute a sale and not a pledge of security for a loan.  If such conveyance is deemed to be a pledge of security for a loan, however, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement.  Each Seller also intends and agrees that, in such event, (i) the applicable Seller shall be deemed to have granted to the Purchaser and its assigns a first priority security interest in such Seller's entire right, title and interest in and to the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans, all amounts held from time to time in the accounts mentioned pursuant to this Agreement and all reinvestment earnings on such amounts, together with all of the applicable Seller’s right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law.

Section 12.13

Master Servicer as Third Party Beneficiary

For purposes of this Agreement, including but not limited to Section 13, the Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

ARTICLE XIII:
THE SECURITIZATION TRANSACTION

Section 13.01

Removal of Mortgage Loans from Inclusion under this Agreement Upon the Securitization Transaction

The Sellers and the Purchaser agree that the Purchaser will effect the Securitization Transaction with respect to the Mortgage Loans,.

With respect to the Securitization Transaction, the Sellers agree:

(1)

to cooperate fully with the Purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

(2)

to execute an Assignment, Assumption and Recognition Agreement as provided in Section 2.05 hereof, provided that each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

(3)

to deliver to the Purchaser such information, reports, letters and certifications as are required pursuant to Article XIIIA and to indemnify the Purchaser and its affiliates as set forth in Article XIIIA;

(4)

to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Sellers, its financial condition and its mortgage loan delinquency, foreclosure and loss experience, or as is otherwise reasonably requested by the Purchaser and which the Sellers are capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements or omissions contained (i) in such information and (ii) on the Mortgage Loan Schedule;

(5)

to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Sellers pursuant to clause 4 above as shall be reasonably requested by the Purchaser;

(6)

to deliver to the Purchaser, and to any Person designated by the Purchaser, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with an Assignment and Recognition Agreement, as the case may be, such in-house Opinions of Counsel for a Securitization Transaction to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for an Assignment and Recognition Agreement shall be the responsibility of the Purchaser; and

(7)

to transfer the servicing rights to the Purchaser or its designee as described in Section 11.01 upon the direction of the Purchaser.

With respect to the Securitization Transaction, Purchaser shall pay the reasonable and customary fees of any outside counsel used by the Sellers and the Servicer in connection therewith.

ARTICLE XIIIA:
COMPLIANCE WITH REGULATION AB

Section 13A.01  Intent of the Parties; Reasonableness

The Purchaser and the Servicer and Sellers acknowledge and agree that the purpose of Article XIIIA of this Agreement is to facilitate compliance by the Purchaser with the provisions of Regulation AB and related rules and regulations of the Commission.  The Purchaser shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Sellers and the Servicer acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or the Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with the Securitization Transaction, the Sellers shall cooperate fully with the Purchaser and the Master Servicer to deliver to the Purchaser (including any of its assignees or designees) and the Master Servicer, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or the Master Servicer to permit the Purchaser or the Master Servicer to comply with the provisions of Regulation AB, together with such disclosures relating to the Sellers, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser to be necessary in order to effect such compliance.  In the event of any conflict between Article XIIIA and any other term or provision in this Agreement, the provisions of Article XIIIA shall control.

The Purchaser (including any of its assignees or designees) shall cooperate with the Sellers and Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Section 13A.02  Additional Representations and Warranties of the Servicer

The Servicer hereby represents to the Purchaser, to the Master Servicer and to the Purchaser, as of the date on which information is first provided to the Purchaser or the Master Servicer under Subsection 13A.03 that, except as disclosed in writing to the Purchaser or the Master Servicer prior to such date or otherwise disclosed in the applicable offering documents for a Securitization Transaction: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the immediate three-year period prior to the date of this Agreement; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Servicer, any Subservicer or any Third-Party Originator of a type described in Item 1119 of Regulation AB.

Section 13A.03  Information to Be Provided by the Sellers

In connection with the Securitization Transaction, each Seller shall (i) within five (5) Business Days following request by the Purchaser, provide to the Purchaser, in writing and in form and substance reasonably satisfactory to the Purchaser, the information and materials specified in paragraphs (a), (b), (c) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser (in writing and in form and substance reasonably satisfactory to the Purchaser) the information specified in paragraph (d) of this Section.

(a)

If so requested by the Purchaser, each Seller shall provide such information regarding (i) such Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

the originator’s form of organization;

(A)

a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(B)

a description of any material legal or governmental proceedings pending (or known to be contemplated) against such Seller, each Third-Party Originator and each Subservicer; and

(C)

a description of any affiliation or relationship between such Seller, each Third-Party Originator, any Subservicer, the Trustee and any other material transaction party specifically identified to the Sellers by the Purchaser.

(b)

If so requested by the Purchaser, each Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) such Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the related Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by such Seller, and need not be customized for the Purchaser. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the related Seller shall provide corrected Static Pool Information to the Purchaser in the same format in which Static Pool Information was previously provided to such party by the related Seller.

If so requested by the Purchaser, each Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to such Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser shall designate, which may include, by way of example, the Sponsor, the Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to the Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser.

(c)

If so requested by the Purchaser, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)

the Servicer’s form of organization;

(B)

a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)

whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the immediate three-year period prior to the date of this Agreement;

(2)

the extent of outsourcing the Servicer utilizes;

(3)

whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the immediate three-year period prior to the date of this Agreement;

(4)

whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)

such other information as the Purchaser may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)

a description of any material changes during the immediate three-year period prior to the date of this Agreement to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans;

(D)

information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement;

(E)

information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans during the immediate three-year period prior to the date of this Agreement, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)

a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)

a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H)

information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(I)

a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J)

a description of any affiliation or relationship between the Servicer and a Seller, each Third-Party Originator, any Subservicer, the Trustee or any other material transaction party specifically identified to the Sellers by the Purchaser.

(d)

For the purpose of satisfying the  reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser and the Master Servicer in writing of (A) any material litigation or governmental proceedings involving the Seller, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the Closing Date between the Seller and any of the parties specified in clause (D) of this Section (and any other parties identified in writing by the requesting party), (C) any Event of Default under the terms of this Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of the Seller, and (E) the Seller’s entry into an agreement with a Subservicer or Subcontractor to perform or assist in the performance of any of the Seller’s obligations under this Agreement and (ii) provide to the Purchaser a description of such proceedings, affiliations or relationships.

(e)

As a condition to the succession to the Seller or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Seller or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser, all information reasonably requested by the Purchaser in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)

In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of the Securitization Transaction, the Seller or such Subservicer, as applicable, shall provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)  any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii)  material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) or Regulation AB); and

(iii)  information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(g)

The Seller shall provide to the Purchaser, any Master Servicer, such additional information as such party may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to the Seller or any Subservicer or the Seller or such Subservicer’s performance hereunder.

Section 13A.04  Servicer Compliance Statement

On or before March 1 of each calendar year, commencing in 2008, the Servicer shall deliver to the Purchaser, any Master Servicer a statement of compliance addressed to the Purchaser, such Master Servicer and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 13A.05  Report on Assessment of Compliance and Attestation

(a)

On or before March 1 of each calendar year, commencing in 2008, the Servicer shall:

(i)

deliver to the Purchaser and the Master Servicer a report (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer) regarding the Servicer’s assessment of compliance with the applicable Servicing Criteria specified in the last sentence of this clause (i) during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser, such Master Servicer and signed by an authorized officer of the Servicer, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit 8 hereto;

(ii)

deliver to the Purchaser and the Master Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)

cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Subsection 13A.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and for which the Servicer is not taking responsibility for as a “vendor” under Section 17.06 of the SEC’s Division of Corporate Finance Manual of Publicly Available Telephone Interpretations related to Regulation AB and related rules, to deliver to the Purchaser and the Master Servicer an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a)(i)-(ii) and (b) of this Section; and

(iv)

deliver, and cause each Subservicer and Subcontractor described in clause (iii) above to deliver, to the Purchaser, the Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction a certification, signed by the appropriate officer of such Person, substantially in the form attached hereto as Exhibit 7-1.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor the Master Servicer or any other Person will request delivery of a certification under clause (a)(iv) above unless the Purchaser is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)

Each assessment of compliance provided by a Subservicer pursuant to Subsection 13A.05(a)(iii) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 8 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Subsection 13A.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Subsection 13A.06.

Section 13A.06  Use of Subservicers and Subcontractors

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer under this Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer under this Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

(a)

It shall not be necessary for the Servicer to seek the consent of the Purchaser or the Master Servicer to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Purchaser to comply with the provisions of this Section and with Subsections 13A.02, 13A.03(c), (e), (f) and (g), 13A.04, 13A.05 and 13A.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Subsection 13A.03(d) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser any servicer compliance statement required to be delivered by such Subservicer under Subsection 13A.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Subsection 13.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Subsection 13A.05 as and when required to be delivered.

(b)

It shall not be necessary for the Servicer to seek the consent of the Purchaser or the Master Servicer to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Purchaser and the Master Servicer and (or any designee of the Purchaser, such as an administrator) a written description (in form and substance satisfactory to the Purchaser and the Master Servicer) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(c)

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Purchaser to comply with the provisions of Subsections 13A.05 and 13A.07 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser any assessment of compliance and attestation and other certifications required to be delivered by such Subcontractor under Subsection 13A.05, in each case as and when required to be delivered.

Section 13A.07  Indemnification; Remedies

(a)

The Servicer shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Purchaser (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided in written or electronic form under this Article XIIIA by or on behalf of the Servicer, or provided under this Article XIIIA by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)

any breach by the Servicer of its obligations under this Article XIIIA, including particularly any failure by the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 13A, including any failure by the Servicer to identify pursuant to Subsection 13A.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)

any breach by the Servicer of a representation or warranty set forth in Subsection 13A.02(a) or in a writing furnished pursuant to Subsection 13A.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Subsection 13A.02(b) to the extent made as of a date subsequent to such closing date; or

(iv)

the negligence, bad faith or willful misconduct of the Servicer in connection with its performance under this Article XIIIA.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Servicer shall promptly reimburse the Purchaser and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)

(i)

Any failure by the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XIIIA, or any breach by the Servicer of a representation or warranty set forth in Subsection 13A.02(a) or in a writing furnished pursuant to Subsection 13A.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Subsection 13A.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and shall entitle the Purchaser or the Master Servicer, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer (and if the Servicer is servicing any of the Mortgage Loans in the Securitization Transaction, appoint a successor servicer reasonably acceptable to the Master Servicer for such Securitization Transaction); provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.

(ii)

Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Subsections 13A.04 or 13A.05, including (except as provided in the next paragraph) any failure by the Servicer to identify pursuant to Subsection 13A.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement, and shall entitle the Purchaser or the Master Servicer, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.

Neither the Purchaser nor the Master Servicer shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if (a) a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans or (b) such Subcontractor will be taken responsibility for as a “vendor” as contemplated in Subsection 13A.05(a)(iii).

(iii)

The Servicer shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as the Master Servicer) for all reasonable expenses incurred by the Purchaser (or such designee), as such are incurred, in connection with the termination of the Servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the Sellers, the Servicer and the Purchaser have caused their names to be signed hereto by their respective officers as of the date first written above.

ACE SECURITIES CORP.

By:_/s/ Evelyn Echevarria________________________________________

Name: /s/ Evelyn Echevarria
Title:  Vice President

By:_/s/ Doris J. Hearn________________________________________

Name: Doris J. Hearn
Title: Vice President

PHH MORTGAGE CORPORATION, as a Seller and Servicer

By:_/s/ Allyn Brown_______________________________________

Name:

Allyn Brown
Title:

Vice President

BISHOP’S GATE RESIDENTIAL
MORTGAGE TRUST, as a Seller

By:_/s/ Allyn Brown_______________________________________

Name:

Allyn Brown
Title:

Vice President

EXHIBIT 2.05

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT FOR SECURITIZATION TRANSACTION

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made and entered into as of this [____] day of [___________], 200[_], among ACE Securities Corp. (the “Assignor”), [_____________] (the “Assignee”), PHH Mortgage Corporation (the “PHHMC”) and Bishop’s Gate Residential Mortgage Trust (the “Company” and together with PHHMC, the “Sellers”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto which were purchased by the Assignor from the Sellers pursuant to the Mortgage Loan Purchase and Servicing Agreement, dated as of June 1, 2007 among the Assignor, the Servicer and the Sellers (the “Purchase and Servicing Agreement”) and which are now serviced by the Servicer for the Assignor and its successors and assigns pursuant to the Purchase and Servicing Agreement, shall be subject to the terms of this AAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase and Servicing Agreement.  The Assigned Loans are being securitized pursuant to the Pooling and Servicing Agreement, dated as of [________], 200[_] (the “Pooling and Servicing Agreement”) among the Assignee, as depositor, HSBC Bank USA, National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and securities administrator.

1.

Assignment and Assumption

Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in, to and under the Purchase and Servicing Agreement as it relates to the Assigned Loans and the Assignee hereby assumes all of the Assignor’s obligations with respect to the Purchase and Servicing Agreement to the extent of the Assigned Loans from and after the date hereof.  Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under any mortgage loans subject to the Purchase and Servicing Agreement other than the Assigned Loans set forth on Attachment 1.

2.

Representations, Warranties and Covenants

Assignor warrants and represents to Assignee, the Servicer and the Sellers as of the date hereof:

(a)

Attached hereto as Attachment 2 is a true and accurate copy of the Purchase and Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Assignor was the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Purchase and Servicing Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Purchase and Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)

Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(d)

Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee, Servicer and Sellers, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

(e)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby.

3.

Assignee warrants and represents to, and covenants with, Assignor, the Servicer and the Sellers as of the date hereof:

(a)

Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)

Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor, Servicer and Sellers, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)

Assignee agrees to be bound by all of the terms, covenants and conditions of the Purchase and Servicing Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of Assignor all of Assignor’s obligations thereunder but solely with respect to such Assigned Loans.

4.

The Servicer warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

(a)

Attached hereto as Attachment 2 is a true and accurate copy of the Purchase and Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase and Servicing Agreement;

(c)

The Servicer has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Servicer’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.  The execution, delivery and performance by the Servicer of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Servicer.  This AAR Agreement has been duly executed and delivered by Servicer, and, upon the due authorization, execution and delivery by the Sellers, the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Servicer in connection with the execution, delivery or performance by Servicer of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)

Pursuant to Article XIII of the Purchase and Servicing Agreement, the Servicer hereby restates the representations and warranties made by it in Section 3.02 of the Purchase and Servicing Agreement with respect to itself as servicer as of the Closing Date, as if such representations and warranties were set forth herein in full.  In the event of a breach of any such representations and warranties as of the Closing Date, the Assignor shall be entitled to all of the remedies under the Purchase and Servicing Agreement; and

(f)

Servicer has established the Collection Account and the Escrow Account under the Purchase and Servicing Agreement with respect to the Assigned Loans, and shall remit collections received on the Assigned Loans to such accounts as required under the Purchase and Servicing Agreement.

5.

Each Seller warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

(a)

Attached hereto as Attachment 2 is a true and accurate copy of the Purchase and Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to perform its obligations under the AAR Agreement;

(c)

Seller has full entity power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Seller’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of each Seller’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Seller is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which either Seller or its property is subject.  The execution, delivery and performance by each Seller of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary entity action on the part of Seller.  This AAR Agreement has been duly executed and delivered by Seller, and, upon the due authorization, execution and delivery by Assignor, Servicer and Assignee, and the other Seller will constitute the valid and legally binding obligation of Seller, enforceable against each Seller in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Seller in connection with the execution, delivery or performance by Seller of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(e)

Pursuant to Article XIII of the Purchase and Servicing Agreement, Seller hereby restates the representations and warranties made by it in Sections 3.01 and 3.03 of the Purchase and Servicing Agreement with respect to itself as a seller and its respective Assigned Loans as of the Closing Date, as if such representations and warranties were set forth herein in full.  In the event of a breach of any such representations and warranties as of the Closing Date, the Assignor shall be entitled to all of the remedies under the Purchase and Servicing Agreement.

6.

Recognition of Assignee

From and after the date hereof, Servicer shall recognize the Assignee, for the benefit of the Trust Fund, as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Purchase and Servicing Agreement but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, the Sellers, the Servicer and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither the Servicer nor Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase and Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Trustee and the Master Servicer.  Pursuant to the Pooling and Servicing Agreement, the Assignee will assign all of its rights under this AAR Agreement to the Trustee for the benefit of the related certificateholders.

7.

[Reserved]

8.

Miscellaneous

All demands, notices and communications related to the Assigned Loans, the Purchase and Servicing Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

In the case of the Sellers,

[___________]

In the case of Servicer,

[___________]

In the case of Assignor,

[__________]

In the case of Assignee,

[___________]

In the case of Master Servicer,

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager – [_______]
Telecopier: (410) 715-2380

9.

Each party will pay any commissions, fees and expenses, including attorney’s fees, it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.   Notwithstanding the foregoing, the Assignor shall pay the reasonable and customary fees of any outside counsel used by the Sellers and the Servicer in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

10.

The Servicer hereby acknowledges that, Wells Fargo Bank, N.A. has been appointed as the Master Servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement and, therefore, has the right to enforce all obligations of the Servicer under the Purchase and Servicing Agreement.  Such rights will include, without limitation, the right to terminate the Servicer under the Purchase and Servicing Agreement upon the occurrence of an Event of Default thereunder, the right to receive all remittances required to be made by the Servicer under the Purchase and Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Purchase and Servicing Agreement, the right to examine the books and records of the Servicer, indemnification rights and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer.  The Servicer shall make all distributions under the Purchase and Servicing Agreement required to be made to the Securities Administrator by wire transfer of immediately available funds to:

____________ Collection Account
Wells Fargo Bank, National Association
ABA # 121-000-248
Account Name: SAS Clearing
Account # [____________]
For Further Credit to:  [_________] Account Number [_____]

The Servicer shall deliver all reports required to be delivered under the Purchase and Servicing Agreement to the Master Servicer at its address set forth in Section 8 herein.

11.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

12.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

13.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee, Servicer or the Sellers may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or the Sellers, respectively, hereunder.

14.

This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Purchase and Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase and Servicing Agreement.

15.

This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

16.

In the event that any provision of this AAR Agreement conflicts with any provision of the Purchase and Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

17.

To the fullest extent permitted under applicable law, each party hereto hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this AAR Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

ACE SECURITIES CORP.,

Assignor

By:

Name:

Title:

By:

Name:

Title:

[___________]

Assignee

By:

Name:

Title:

By:

Name:

Title:

BISHOP’S GATE RESIDENTIAL
MORTGAGE TRUST, a Seller

By:

PHH Mortgage Corporation, as Administrator

By:_________________________________________

Name:

Title:

PHH MORTGAGE CORPORATION, a Seller and Servicer

By:________________________________________

Name:

Title:

ACKNOWLEDGED AND AGREED TO:

WELLS FARGO BANK, N.A.
Master Servicer

By:

Name:

Title:

ATTACHMENT I

ASSIGNED LOAN SCHEDULE

[On file with DBSI]

ATTACHMENT 2

[RESERVED]

ATTACHMENT 3

WELLS FARGO’S REPORTING REQUIREMENTS

[On file with Wells Fargo]

Schedule A

MORTGAGE LOAN SCHEDULE DATA FIELDS

Seller
Loan Number
B1 Last Name
Original Loan Amount
Scheduled UPB
Actual UPB
Next payment Due
Actual IPTD
Term
LTV
ELTV
CLTV
MI Co
MI Cert #
MI Covg PCT
Credit Score
Fico Score Borrower 1
Fico Score Borrower 2
Note Date
First Payment
Maturity Date
Remaining Term
Gross Rate
Service Fee
LPMI Amount
Net Rate
Gross Margin
Net Margin
Next Payment Change
Next Interest Change
First Adj Cap
Periodic Cap
Life Cap
Max Rate
Floor
Original P & I
Current P & I
Delinquency Counter
Number of Units
Appraised Value
Sales Price
Purpose
Occupancy
Property type
B1 First Name
B1 Employer
Self Employed
Address
City
County
State
Zip
Program
Market Program
Commit
B1 SSN
B2 SSN
B1 Ethnicity
B1 Race
B1 Sex
B2 Ethinicty
B2 Race
B2 Sex
B2 First Name
B2 Last Name
B1 Income
B2 Income
Front Ratio
Back Ratio
Index
IO
IO Period
Pledged Asset
Pledge Amount
Assets
Doc Type
Lender Select Conditioning
Loan Star Flag
Loan Star Rating
Census Tract
Property Year Built
Borrower Age
Borrower Date of Birth
Co-Borrower Age
Co-borrower Date of Birth
Prepayment Penalty
Lookback
Rounding factor
Servicing
Mers Number
APR
First Time Home Buyer
Condo/Pud Project Name
Flood Zone
Flood Cert #
Flood Cert. Provider
Lien Position
Relo
Buydown
Negative Amortization
ID Prog

Schedule B-1

CONTENTS OF PURCHASER'S MORTGAGE FILE

With respect to each Mortgage Loan, the Purchaser's Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the applicable Seller or delivered to the Purchaser pursuant to the provisions of the Custodial Agreement.

To be Delivered 5 Business Days prior to the Closing Date:

1.

The original Mortgage Note bearing all intervening endorsements necessary to show a complete chain of endorsements form the original payee to the Seller, endorsed, at the direction of the Purchaser either (1) "Pay to the order of ”-------“, without recourse," or (2) in blank and signed in the name of the applicable Seller by an authorized officer.  To the extent that there is no space on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Purchaser is so advised by the Seller that state law so allows

2.

If the Mortgage Loan is not a MERS Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording.  The Mortgage shall be assigned, at the direction of the Purchaser either (1) to "---------" or (2) with assignee's name left blank.  The Assignment of Mortgage must be duly recorded only on the direction of the Purchaser.  If the Mortgage Loan was acquired by the applicable Seller in a merger, the Assignment of Mortgage must be made by "PHH Mortgage Corporation, successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Seller while doing business under another name or under an assumed name, the Assignment must be by "PHH Mortgage Corporation formerly known as [previous name] or [PHH Mortgage Corporation dba ______________, ] respectively.

3.

With respect to each Cooperative Loan, (i) the original Stock Certificate and related Stock Power, in blank, executed by the Mortgagor with such signature guaranteed and original Stock Power, in blank executed by the Seller provided, that if the Seller delivers a certified copy, the Seller shall deliver the original Stock Certificate and Stock Powers to the Custodian on or prior to the date which is 120 days after the Closing Date and (ii) the originals of all intervening assignments of the Cooperative Pledge Agreement.

To be delivered within 120 days after the Closing Date:

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon.  If in connection with any Mortgage Loan, the applicable Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the applicable Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

To the extent applicable, the original of each power of attorney, surety agreement or guaranty agreement with respect to such Mortgage Loan;

Originals of all executed intervening assignments of the Mortgage, with evidence of recording thereon evidencing a complete chain of ownership from the originator to the last assignee.  If in connection with any Mortgage Loan, the applicable Seller cannot deliver or cause to be delivered an original intervening assignment with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such assignment has been delivered for recordation or because such assignment has been lost or because such public recording office retains the original recorded assignment, the applicable Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller (or certified by the title company, escrow agent, or closing attorney) stating that such assignment has been dispatched to the appropriate public recording office for recordation and that the original recorded assignment or a copy of such assignment certified by such public recording office to be a true and complete copy of the original recorded assignment will be promptly delivered to the Custodian upon receipt thereof by the applicable Seller; or (ii) in the case of an assignment where a public recording office retains the original recorded assignment or in the case where an assignment is lost after recordation in a public recording office, a copy of such assignment certified by such public recording office to be a true and complete copy of the original recorded assignment.

Originals of all assumption, modification and substitution agreements, if any, or, if the originals of any such assumption, modification and substitution agreements have not yet been returned from the recording office, a copy of such instruments certified by the applicable Seller to be a true copy of the original of such instruments which have been sent for recording in the appropriate jurisdictions in which the Mortgaged Properties are located.

The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company, in each case, including an Environmental Protection Agency Endorsement and an adjustable-rate endorsement.

With respect to each Cooperative Loan, the original Recognition Agreement and the original Assignment of Recognition Agreement;

With respect to each Cooperative Loan, an Estoppel Letter and/or Consent;

With respect to each Cooperative Loan, the Cooperative Lien Search;

With respect to each Cooperative Loan, the guaranty of the Mortgage Note and Cooperative Loan, if any; and

With respect to each Cooperative Loan, the original Cooperative Pledge Agreement.

With respect to each Cooperative Loan, the original Proprietary Lease and the Assignment of Proprietary Lease executed by the Mortgagor in blank or if the Proprietary Lease has been assigned by the Mortgagor to the Seller, then the Seller must execute an assignment of the Assignment of Proprietary Lease in blank;

With respect to each Cooperative Loan, the recorded state and county Financing Statements and Financing Statement Changes;

From time to time, the Servicer shall forward to the Purchaser’s custodian additional original documents pursuant to the Agreement or additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Servicer, in accordance with the Agreement. All such mortgage documents held by the Purchaser’s custodian as to each Mortgage Loan shall constitute the “Custodial File”.

EXHIBIT 4

STANDARD & POOR’S LEVELS® GLOSSARY VERSION 5.7 REVISED, APPENDIX E

EXHIBIT 6A

Exhibit 6A: Supplemental REG AB File

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha and/or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10

EXHIBIT 7

FORM OF ANNUAL CERTIFICATION

I am the _______________________ of [NAME OF SERVICER, SUBCONTRACTOR OR SUBSERVICER] (the “Servicer”) and, in such capacity, the officer in charge of the Servicer’s responsibility on Exhibit [ ] to the Agreement.  I hereby certify to [the Purchaser] and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(i)

I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB [required to be provided under the Agreement] (the “Compliance Statement”), the report on assessment of the Serivcer’s compliance with the  applicable servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB [required to be provided under the Agreement] (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB [required to be provided under the Agreement] (the “Attestation Report”), and all other data, servicing reports, officer’s certificates and information relating to the performance of the Servicer under the terms of the Agreement during 200[ ] that were delivered to the [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicing Information”);

(ii)

Based on my knowledge, the reports and information comprising the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the period covered by or the date of such reports or information or the date of this certification;

(iii)

Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Master Servicer] [Securities Administrator] [Trustee];

(iv)

I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(v)

The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer [and by each Subservicer and Subcontractor] pursuant to the Agreement, have been provided to the [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

[SERVICER, SUBCONTRACTOR OR SUBSERVICER]

By:

Name:

Title:

Date:

EXHIBIT 8

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Seller] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the Securities Administrator’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to the Securities Administrator are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to the Securities Administrator per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(vii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.